SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549







                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  May 13, 1994



                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



    Delaware                     1-5646            38-0425350
(State or other juris-        (Commission        (IRS Employer
diction of incorporation)     File Number)    Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                  46634
executive offices)                                  (Zip Code)



Registrant's telephone number                     (219) 239-0100
including area code











                                                     Total Number of Pages: 43
                                                     Exhibit Index at Page:  4

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 13, 1994, Registrant acquired all of the outstanding capital stock ("Stock") of Blaw-Knox Construction Equipment Corporation ("BK"), a leading producer of asphalt paving equipment located in Mattoon, Illinois. These shares were purchased from White Consolidated Industries, Inc. ("WCI"), a wholly-owned subsidiary of AB Electrolux. In addition, on May 13, 1994, a wholly-owned subsidiary of the Registrant acquired the assets related to WCI's asphalt paving business in the United Kingdom ("Assets"). The Assets were acquired from White Consolidated International Holdings Ltd. and Blaw-Knox Construction Equipment Co., Limited.

Included among the assets acquired by Registrant (either directly through the purchase of the Assets or indirectly through the purchase of the Stock) are (1) plants in Rochester, England and Mattoon, Illinois at which asphalt paving equipment is manufactured, (2) machinery, equipment, tools, dies and fixtures used in the manufacture of asphalt paving equipment, (3) finished goods, raw materials, work-in-process and other inventory,(4) certain trademarks, patents and other intellectual property, and (5) receivables and contract rights. It is Registrant's current intention to continue to use these assets in the manufacture of asphalt paving equipment.

The aggregate purchase price for the Stock and Assets was approximately $134 million. The purchase price is subject to adjustment pursuant to the terms of the Agreement of Purchase and Sale dated April 20, 1994 between WCI and Registrant. In addition, Registrant paid $10 million to WCI for a covenant not to compete.

The funds used to consummate the acquisition of the Shares and Assets and to pay for the covenant not to compete came from Registrant's available cash, with the exception of $40 million which was borrowed by Registrant pursuant to Registrant's $100 Million Master Credit Agreement dated April 6, 1994. Of the amount borrowed pursuant to the Master Credit Agreement, $25 million was borrowed from PNC Bank and $15 million from Comerica Bank. These borrowings were repaid after two weeks upon the maturity of certain of Registrant's short term investments which had not yet matured at the time of the closing of the acquisition.

A copy of the Agreement of Purchase and Sale dated as of April 20, 1994 between WCI and Registrant is attached hereto as Exhibit (2).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

At this time, it is impracticable to file the financial statements and pro-forma financial information required to be filed in this report. These financial statements and pro-forma financial information will be filed as soon as practicable.






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Exhibits

See attached Exhibit Index.



                                  SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CLARK EQUIPMENT COMPANY




                                         /s/ John J. Moran, Jr.
                                        John J. Moran, Jr.
                                        Assistant Secretary


Date:  May 27, 1994






























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                           EXHIBITS LIST AND INDEX



Exhibit                                      Filed Herewith Unless
Number              Description              Otherwise Indicated

(2)            Agreement of Purchase and          Page 5
               Sale dated as of April 20,
               1994 between White
               Consolidated Industries Inc.
               and Clark Equipment Company














































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                        AGREEMENT OF PURCHASE AND SALE


      THIS AGREEMENT dated as of April 20, 1994, by and between WHITE CONSOLIDATED INDUSTRIES, INC. ("WCI"), a Delaware corporation, and CLARK EQUIPMENT COMPANY ("BUYER"), a Delaware corporation.


                            W I T N E S S E T H :


      WHEREAS, WCI is engaged through its wholly-owned subsidiaries, BLAW-KNOX CONSTRUCTION EQUIPMENT CORPORATION, a Delaware corporation ("BK"), WHITE CONSOLIDATED INTERNATIONAL HOLDINGS, LTD, a Delaware company ("WCI-LTD"), and BLAW-KNOX CONSTRUCTION EQUIPMENT CO. LIMITED, a United Kingdom agency company ("BK-LTD", and together with WCI-LTD., "BKL") in the businesses of designing, manufacturing, selling and licensing of the products described in Part 1.00 of the Disclosure Schedule to be delivered by WCI to BUYER prior to the CLOSING (the "SCHEDULE"), a draft of which
SCHEDULE is attached hereto, and spare and replacement parts therefor (the "PRODUCTS"), all of which businesses are collectively referred to as the "BUSINESS".

      WHEREAS, WCI desires to sell and BUYER desires to purchase all outstanding shares of capital stock of BK (the "SHARES") and certain rights, properties and assets of BKL pertaining to the BUSINESS, all upon the terms and conditions hereof.

      WHEREAS, subject to the mutual agreement of WCI and BUYER, the parties may cause the BKL ACQUIRED ASSETS (defined below) to be transferred by a separate agreement, satisfactory to both parties, for a purchase price to be mutually agreed upon by BUYER and WCI, which amount shall accordingly be deducted from the FINAL CASH PRICE referred to in
Section 2.1 and the PRELIMINARY CASH PRICE referred to in Sections 2.2,
7.2.8 and 8.3.3.


      NOW, THEREFORE, the parties hereto agree as follows:


ARTICLE I - SALE OF THE SHARES AND THE BKL ACQUIRED ASSETS

      1.1  Sale and Purchase of the Shares and the BKL Acquired
Assets. At the CLOSING (as defined in Section 8.1) WCI or BKL shall sell, transfer, assign and deliver (or cause to be so done) to BUYER, and BUYER shall purchase and acquire from WCI or BKL, the SHARES and the ACQUIRED ASSETS (as defined below) of BKL (the "BKL ACQUIRED ASSETS"). The rights, properties and assets used now or in the past in the conduct of the BUSINESS (the "ACQUIRED ASSETS") shall be owned as of the CLOSING by BK or BKL except to the extent that any thereof form a part of the EXCLUDED ASSETS which shall have been transferred at or prior to the CLOSING to WCI or an affiliate (as defined in Section 9.17) of WCI, which ACQUIRED ASSETS shall include, without limitation, the following:

      1.1.1 The real properties described in Part 1.1.1 of the SCHEDULE and all interests of WCI and its affiliates in and related to the buildings, structures, fixtures and improvements thereon and all other appurtenances thereto (the "REAL PROPERTIES").

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      1.1.2  The real property leases listed in Part 1.1.2 of the
SCHEDULE and all interests of WCI and its affiliates in and related to the fixtures and improvements on the properties covered by such leases and all other appurtenances thereto (the "LEASEHOLDS").

      1.1.3 All machinery, equipment, tools, dies, molds, jigs, patterns, gauges and production fixtures, material handling equipment, vehicles (other than leased motor vehicles), business machines, office furniture and office fixtures, and other tangible property, and all related spare and maintenance parts therefor (the "MACHINERY & EQUIPMENT") including, without limitation, those listed in the Fixed Asset Ledgers of BK and BKL included as Part 1.1.3 of the SCHEDULE.

      1.1.4 All of the (a) finished goods inventories; (b) replacement and spare and component parts; and (c) raw materials, work in process inventory, operating supplies, packaging and shipping materials (the "INVENTORIES").

      1.1.5 (a) The trademarks, service marks, trademark registra-tions, trade names, copyrights and applications for registration thereof listed in Part 1.1.5(a) of the SCHEDULE (the "TRADEMARKS, SERVICE MARKS, TRADE NAMES & COPYRIGHTS"), subject to outstanding licenses (all of which are listed in Part 1.1.5(b) of the SCHEDULE); and (b) the trademark, service mark, trade name and copyright licenses, whether WCI or any of its affiliates is licensor or licensee thereunder, specified in Part 1.1.5(b) of the SCHEDULE.

      1.1.6  (a)  The patents and applications for patents listed in
Part 1.1.6(a) of the SCHEDULE (the "PATENTS"), subject to outstanding licenses (all of which are listed in Part 1.1.6(b) of the SCHEDULE); and
(b) the patent licenses, whether WCI or any of its affiliates is licensor or licensee thereunder, listed in Part 1.1.6(b) of the SCHEDULE. The licenses listed in Parts 1.1.5(b) and 1.1.6(b) of the SCHEDULE are collec-tively referred to hereinafter as the "LICENSES".

      1.1.7 All PRODUCT related drawings (including product and production), designs, specifications and production data.

      1.1.8 All books and records of the BUSINESS (including, without limitation, customer lists) located at the REAL PROPERTIES and copies of any other books and records located at other facilities of WCI and its affiliates relating to the BUSINESS subject, however, to the provisions of Sections 5.2.1 and 5.2.5.

      1.1.9 Any permits or approvals issued to WCI or its affiliates by any federal, state, foreign, local or other jurisdiction or instrumentality and relating to the BUSINESS, including, without limitation, those listed in Part 1.1.9 of the SCHEDULE (the "PERMITS").

      1.1.10 (a) All contracts made or orders given which relate to the purchase of materials, parts, supplies and commodities used in the BUSINESS; (b) all sales orders for PRODUCTS; (c) all leases of machinery and equipment; (d) all dealer, distributor and sales representative agree-ments relating to the BUSINESS; and (e) all other licenses, agreements, commitments and understandings (collectively the "CONTRACTS").


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      1.1.11  As of the CLOSING all trade acceptances and trade
accounts and notes receivable (and security interests from third parties relating thereto) of the BUSINESS (the "RECEIVABLES").

      1.1.12 Subject to the provisions of Article VI hereof, the rights and entitlements of BK under the Collective Bargaining Agreement included as Part 1.1.12(a) of the SCHEDULE (the "BK COLLECTIVE BARGAINING AGREEMENT") and the rights and entitlement of BKL under the Collective Bargaining Agreement included as Part 1.1.12(b) of the SCHEDULE (the "BKL COLLECTIVE BARGAINING AGREEMENT", and together with the BK COLLECTIVE BARGAINING AGREEMENT, the "COLLECTIVE BARGAINING AGREEMENTS").

      1.1.13 All other rights, assets and properties relating to the BUSINESS.

      1.1.14 All prepaid items and deferred charges relating to the BUSINESS.

      1.1.15 All rights, assets and properties reflected on the CURRENT BALANCE SHEET (as defined in Section 4.1.2(b)) or acquired or manufactured after the date thereof, other than finished goods inventory and scrap materials sold or disposed of in the ordinary course of business after December 31, 1993 and prior to the CLOSING.

      1.2 Excluded Assets. Anything hereinabove contained to the contrary notwithstanding, the following rights, properties and assets (the "EXCLUDED ASSETS") shall not be included in the ACQUIRED ASSETS:

      1.2.1 As of the CLOSING, all cash, bank balances, monies in possession of any banks and similar cash equivalents, and marketable securities.

      1.2.2 All self-insurance programs and all policies of insurance and any return of premiums associated with the cancellation of any such programs or policies.

      1.2.3  Any master leases covering motor vehicles.

      1.2.4 All intercompany accounts with WCI, its subsidiaries and divisions.

      1.2.5 All finished goods inventory and scrap materials reflected on the CURRENT BALANCE SHEET or manufactured after the date thereof which has been sold or disposed of in the ordinary course of business after December 31, 1993 and prior to the CLOSING, and such other properties and assets as may be agreed to in writing by BUYER.

      1.2.6  The names "White Consolidated Industries, Inc." or
"White", the initials "WCI", the slogan "One of the White Consolidated Industries WCI" or any similar corporate trade name or trademark of WCI.

      1.2.7  The capital stock of WCI-LTD and BK-LTD.

      1.2.8 The sports field and surplus real estate, both located in the United Kingdom and identified on the survey attached as Part 1.2.8 of the SCHEDULE, and the prepaid insurance items referred to in the target net equity statement attached as Part 1.2.8 of the SCHEDULE.

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      1.2.9  Those assets and properties of WCI relating to WCI's supervisory headquarters functions located at 11770 Berea Road, Cleveland, Ohio, as follows:

      (a) the real property constituting WCI's Cleveland (Lakewood), Ohio headquarters and the personal property and other property, tangible and intangible, including without limitation, computer software programs, located at WCI's Cleveland (Lakewood), Ohio headquarters;

      (b) financial, banking and other lender, accounting, tax, internal audit, payroll and similar functions;

      (c) human resources, collective bargaining, employee health, safety and health, risk management, grievance, equal employment and similar personnel and employee functions;

      (d) pension and actuarial functions and health, life and other employee insurance and public and private liability insurance functions;

      (e) legal functions, including without limitation, all intellectual property registration, filing, issuance, maintenance and renewal functions;

      (f) government relations, public relations, advertising and engineering functions (including environmental, security and similar functions);

provided that the items specified in this Section 1.2.9 shall not include any of the books and records referred to in Section 1.1.8 above.

      1.2.10 Those assets and properties of AB Electrolux relating to the Electrolux supervisory headquarters functions located at Luton, England, as follows:

      (a) the real property constituting the Electrolux U.K. (Luton) headquarters and the personal property and other property, tangible and intangible, including, without limitation, computer software programs, located at such headquarters; and

      (b) financial, banking, leasing, accounting, tax, internal audit, insurance, legal, human resources and similar functions;

provided that the items specified in this Section 1.2.10 shall not include any of the books and records referred to in Section 1.1.8 above.

      1.2.11 Any asset or property associated with any pension plan of WCI identified under this Agreement as not being expressly assumed by BK, BUYER or its designee hereunder.

      1.2.12 All other assets and properties of WCI and its affiliates (other than BK and BKL) which are not now, and have not been, used in the BUSINESS.



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      1.3  Nonassignable Permits, Licenses and Contracts.

      1.3.1 To the extent that any permit, approval, or the like or any contract, license or other agreement, which would constitute a BKL ACQUIRED ASSET but for the fact that it is not assignable or transferable without the consent or waiver of the issuer thereof or the other party thereto or any third party (including a government or governmental unit), or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer, or an attempted assignment or transfer, of such permit, approval, contract, license or agreement.

      1.3.2 WCI and BKL shall use their reasonable best efforts, and BUYER shall cooperate therewith, to obtain the consents and waivers referred to in Section 1.3.1. A complete list of all permits, approvals and the like and all contracts, licenses and other agreements requiring such consent or waiver (other than those involving aggregate payments of less than US$10,000 that are not otherwise material to the BUSINESS) is set forth in Part 1.3.1 of the SCHEDULE.

      1.3.3  To the extent that any consent or waiver referred to in
Section 1.3.1 is not obtained by WCI, WCI shall use its reasonable best efforts to (i) provide to BUYER the benefits (less any related costs incurred by WCI, including, without limitation, any applicable taxes) of any permit, approval or the like and of any contract, license or other agreement, all as referred to in Section 1.3.1, to the extent involving the BUSINESS, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to BUYER, without incurring any financial obligation to BUYER other than to provide such benefits, and
(iii) at the request of BUYER, enforce at the cost of and for the account of BUYER any right of WCI or its affiliates arising from any permit, approval, or the like and of any contract, license and other agreement described in Section 1.3.1 against such issuer or the other party or parties referred to in Section 1.3.1 (including the right to elect to terminate in accordance with the terms thereof on the advice of BUYER).

      1.3.4 To the extent that BUYER is provided the benefits pursuant to this Section 1.3 of any permit, approval or the like or any contract, license or other agreement, BUYER shall perform for the benefit of the issuer thereof or the other party or parties thereto, the obligations of WCI or its affiliates thereunder or in connection therewith, but only to the extent that (i) such performance would not result in any default thereunder or in connection therewith and (ii) such obligations would have been ASSUMED LIABILITIES (as defined in Section 3.1), but for the nonassignability or nontransferability thereof.


ARTICLE II - CONSIDERATION

      2.1 Sale Price. The aggregate consideration for the SHARES and the BKL ACQUIRED ASSETS shall be the payment of the FINAL CASH PRICE (as hereinafter defined) and the assumption of the ASSUMED LIABILITIES of BKL. The "FINAL CASH PRICE" shall be determined by adding the NET EQUITY ADJUSTMENT, if the NET EQUITY ADJUSTMENT is a positive number, to ONE HUNDRED THIRTY-FOUR MILLION U.S. Dollars (US$134,000,000), or subtracting the NET EQUITY ADJUSTMENT, if the NET EQUITY ADJUSTMENT is a negative

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number, from ONE HUNDRED THIRTY-FOUR MILLION U.S. Dollars (US$134,000,000).
The NET EQUITY ADJUSTMENT as of the CLOSING shall be determined in accor-dance with Section 2.4. The FINAL CASH PRICE shall be paid at the times and in the manner provided in Sections 2.2 and 2.5.

      2.2 Payments of the Preliminary Cash Price. A payment of ONE HUNDRED THIRTY-FOUR MILLION U.S. Dollars (US$134,000,000) (the "PRELIMINARY CASH PRICE") on account of the FINAL CASH PRICE shall be paid at the CLOSING by BUYER to WCI by a certified or official bank check drawn on a bank satisfactory to WCI, or at WCI's election, by the transfer of federal funds.

      The PRELIMINARY CASH PRICE shall be allocated to the SHARES and the BKL ACQUIRED ASSETS based on their respective fair market values to be mutually agreed upon by the parties acting reasonably and in good faith. Appropriate adjustments to be mutually agreed upon by the parties acting reasonably and in good faith will be made to the foregoing allocations to take into account the NET EQUITY ADJUSTMENT.

      2.3  Audit of Book Value of ACQUIRED ASSETS and ASSUMED
LIABILITIES and Determination of NET EQUITY.

      2.3.1  Immediately after the CLOSING, WCI shall cause Ernst &
Young ("E&Y"), certified public accountants for WCI, to conduct an audit of the BUSINESS in respect of the ACQUIRED ASSETS (including good will) and the ASSUMED LIABILITIES to determine the book value as of the CLOSING of the ACQUIRED ASSETS less the book value of the ASSUMED LIABILITIES (the "NET EQUITY") of the BUSINESS (with a representative of BUYER'S certified public accountant Price Waterhouse ("PW") to be present to observe such audit), on the basis of which E&Y shall prepare and deliver, within sixty
(60) days following the CLOSING, to both WCI and BUYER, an audited schedule setting forth the book value of such ACQUIRED ASSETS and ASSUMED LIABILITIES and NET EQUITY as of the CLOSING. Except as otherwise specifically provided for in this Agreement, the book value of the ACQUIRED ASSETS and the ASSUMED LIABILITIES of the BUSINESS shall be determined in accordance with generally accepted accounting principles except to the extent otherwise expressly set forth in the specific Accounting Methods and Procedures described in Part 2.3.1 of the SCHEDULE (the "ACCOUNTING METHODS AND PROCEDURES"). Such audited schedule shall be accompanied by a certificate of E&Y to the effect set forth in the preceding sentence, and to the further effect that such audited schedule has been prepared in accordance with the ACCOUNTING METHODS AND PROCEDURES and that such ACCOUNTING METHODS AND PROCEDURES comply with the immediately following sentence. The ACCOUNTING METHODS AND PROCEDURES are in accordance with generally accepted accounting principles, with the following possible exceptions:

      (a) the allowance for doubtful accounts will be determined based on the formula set forth in the ACCOUNTING METHODS AND
 PROCEDURES;

      (b) FIFO inventory valuations will include certain capitalized product development costs as set forth in the ACCOUNTING METHODS AND PROCEDURES;

      (c) inventory reserves, including the LIFO reserve, will be determined based upon procedures set forth in the ACCOUNTING METHODS AND PROCEDURES;

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      (d)       goodwill will be US$104,290,000;

      (e) the NET EQUITY will not include any balance sheet accruals related to FAS No. 112 to the extent such accruals have not been recognized previously pursuant to BK's consistently applied year-end accounting methods; and

      (f) the NET EQUITY will not include any balance sheet deferred taxes relating to the ACQUIRED ASSETS or the ASSUMED LIABILITIES.

      2.3.2 In the event BUYER is in disagreement with the NET EQUITY determined pursuant to Section 2.3.1, each specific item of disagreement shall be set forth in writing and delivered to WCI within forty-five (45) days from the receipt of the audited schedule of the book values of the ACQUIRED ASSETS, the ASSUMED LIABILITIES and the NET EQUITY. If BUYER and WCI shall not, within the next thirty (30) days, resolve each such item of disagreement, both E&Y and BUYER's certified public accountant shall immediately refer the unresolved items of disagreement to a firm of independent public accountants of recognized standing which E&Y and BUYER's certified public accountant mutually select for resolution.
Except as otherwise specifically provided for in this Agreement, resolution of the items in dispute shall be made in accordance with generally accepted accounting principles except to the extent otherwise expressly set forth in the specific ACCOUNTING METHODS AND PROCEDURES, and BUYER and WCI shall use their reasonable best efforts to assure that such resolution is made within sixty (60) days subsequent to such referral. Such resolution shall be conclusive and binding on the parties hereto.

      2.3.3 The fees and disbursements of BUYER's certified public accountant shall be paid by BUYER, those of E&Y shall be paid by WCI and those of any firm to whom disagreements may be referred (in respect of any given disagreement) shall be paid by the party against whom such disagreement is resolved. BUYER and WCI shall cooperate fully, each at its own expense, in the conduct of the audit by E&Y and review by BUYER's certified public accountant and the firm of independent public accountants selected to resolve disputes, if any, and shall make available to such accountants all working papers, data and such other information as may be necessary or desirable in that connection.

      2.4 NET EQUITY ADJUSTMENT. The NET EQUITY ADJUSTMENT shall be the NET EQUITY as of CLOSING determined in accordance with Section 2.3 minus ONE HUNDRED FORTY-TWO MILLION TWO HUNDRED THOUSAND U.S. Dollars (US$142,200,000) (the "OPENING NET EQUITY"), which OPENING NET EQUITY does not include any liabilities that constitute EXCLUDED LIABILITIES (as defined in Section 3.2), it being understood that if the OPENING NET EQUITY does include a liability that constitutes an EXCLUDED LIABILITY, then the OPENING NET EQUITY shall be adjusted upward to delete therefrom the EXCLUDED LIABILITIES.

      2.5  Settlement and Payment of the FINAL CASH PRICE.  Within ten
(10) days after the final determination of the NET EQUITY as of the CLOSING (or such other date as shall be mutually agreed to in writing by the parties) (the "SETTLEMENT DATE"), the NET EQUITY ADJUSTMENT as defined in Section 2.4 shall be made to the PRELIMINARY CASH PRICE in satisfaction or reconciliation of the FINAL CASH PRICE. In the event that the NET EQUITY ADJUSTMENT is a positive number, BUYER shall pay to WCI an amount equal to the NET EQUITY ADJUSTMENT on the SETTLEMENT DATE by means of a bank or

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cashier's check or wire transfer of federal funds.  To the extent that the
NET EQUITY ADJUSTMENT is a negative number, WCI shall pay to BUYER an amount equal to the NET EQUITY ADJUSTMENT on the SETTLEMENT DATE by means of a bank or cashier's check or wire transfer of federal funds.

      2.6 Effect of Certain Taxes. Notwithstanding any other provision of this Agreement, the ASSUMED LIABILITIES for purposes of this
Article II (including but not limited to the determination of the NET EQUITY, the NET EQUITY ADJUSTMENT, and the FINAL CASH PRICE) shall not include any liability for taxes, interest or penalties resulting from any election filed by BK or BUYER under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), which liability, if any, shall nevertheless be the sole obligation of BK.


ARTICLE III - ASSUMED LIABILITIES; INDEMNIFICATION

      3.1  Assumed Liabilities.

      Subject to Section 3.2 below, upon the CLOSING, and effective as of the CLOSING, (a) BK shall be responsible for the ASSUMED LIABILITIES of BK and (b) BUYER shall cause the entity designated by it pursuant to
Section 9.4 below to assume the ASSUMED LIABILITIES of BKL (the "BKL ASSUMED LIABILITIES"). The "ASSUMED LIABILITIES" shall mean:

      3.1.1 All liabilities and obligations, contingent, absolute, known or unknown, of BK and BKL arising out of the conduct of the BUSINESS, whether in existence as of the CLOSING or (in the case of BK) arising thereafter, including but not limited to (i) all liabilities arising out of the conduct of the BUSINESS of the type set forth on the CURRENT BALANCE SHEET brought forward to the CLOSING; (ii) subject to
Section 1.3, the liabilities and obligations which accrue subsequent to the CLOSING and/or remain to be performed under the CONTRACTS, the WARRANTY OBLIGATIONS (as defined in Section 5.2.2), the LEASEHOLDS, the LICENSES, and the COLLECTIVE BARGAINING AGREEMENTS; (iii) all liabilities and obligations arising out of the conduct of the BUSINESS to be assumed by BUYER elsewhere in this Agreement, including without limitation, those described in Article VI, (iv) all other liabilities and obligations arising out of the conduct of the BUSINESS arising after the CLOSING whether they arise out of the conduct of the BUSINESS prior to or after the CLOSING and (v) the amount of payroll, real estate and other non-income TAXES assessed against BK and BKL, in the case of each such TAX, to the extent set forth on Part 3.2(f) of the SCHEDULE, provided, however, that the amount of each such TAX that exceeds the amount set forth on Part 3.2(f) of the SCHEDULE with respect to such TAX shall constitute EXCLUDED LIABILITIES (as defined below) and shall not constitute ASSUMED LIABILITIES.

      3.1.2 Liabilities for post-retirement benefits under the BK COLLECTIVE BARGAINING AGREEMENT.

      3.2 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, there shall not be included in the ASSUMED LIABILITIES any of the following liabilities, whether contingent, absolute, known or unknown (each an "EXCLUDED LIABILITY" and collectively, the "EXCLUDED LIABILITIES"), and the EXCLUDED LIABILITIES applicable to BK (the "BK EXCLUDED LIABILITIES") shall be assumed by WCI at or prior to the
CLOSING:


      (a) Liabilities and obligations (i) arising out of Workers' Compensation claims relating to employment by BK or BKL as of or prior to the CLOSING, including but not limited to those claims listed on Part 3.2(a) of the SCHEDULE or (ii) in respect of any employees of WCI or its affiliates who are not EMPLOYEES (as defined in Section 6.1.1) or (iii) from or in respect of any EMPLOYEES employed by BUYER, BK or their affiliates as of CLOSING caused by any act or failure to act by WCI or its affiliates prior to CLOSING.

      (b) Liabilities, obligations and claims (contingent or absolute) relating to or arising out of Product Liability Matters (as defined below), whether in existence as of the CLOSING or arising thereafter, resulting in death, injury, disease, property damage (including, but not limited to, the loss of use thereof and con-sequential damages therefrom) or economic loss or damage (whether compensatory or punitive) in respect of any PRODUCTS or any other product, accessory, attachment, component, part or service manufactured or assembled (in whole or in part), sold, rented, performed or delivered by WCI, BK, BK-LTD or WCI-LTD or any affiliate thereof (or any predecessor company) prior to the CLOSING, including, but not limited to, those claims listed on Part 3.2(b) of the SCHEDULE; except that this Section 3.2(b) shall not include (i) any such liabilities, obligations or damages that are judicially determined (after expiration of any appeals) to have resulted solely from defects caused by major rebuilding of a PRODUCT performed directly by BK or BUYER or any affiliate of BK or BUYER after the CLOSING, or (ii) the obligations of BK under Section 5.2.2 below to repair or replace any defective parts in accordance with the terms, conditions and limitations of any standard express written warranty or the express extended or expanded warranties specifically included in Part 5.2.2 of the SCHEDULE. "Product Liability Matters" mean any negligence or other tort or strict or other product liability mat-ters, other tortious acts or failures to act, breach of warranty, whether express (other than BK's obligations under the express written warranties described in Section 5.2.2 and the express extended or expanded warranties specifically included in Part 5.2.2 of the SCHEDULE) or implied, or any other injury, disease or damage (whether compensatory or punitive) caused by or attributable to the PRODUCTS or any other product, accessory, attachment, component, part or service (whether actual or alleged and whether relating to legal theories, common law, statues, regulations, jurisprudence, or other principles, now existing or hereafter created, applied, adopted or otherwise recognized).

      (c) All liabilities for benefits and benefit claims with respect to employees and their spouses, dependents, survivors and beneficiaries arising under the employee welfare benefit plans (as defined in Section 3 (1) of ERISA) of WCI, regardless of when such liabilities or claims are asserted, if they are incurred prior to the CLOSING.

      (d) Any pension liabilities with respect to employees of BK, WCI or its affiliates, other than employees included in the BLAW-KNOX PLAN or BKL's UNITED KINGDOM PLAN.

      (e) Liabilities for post-retirement benefits other than those under the BK COLLECTIVE BARGAINING AGREEMENT referred to in Section 3.1.2.


      (f) TAXES assessed against or payable by WCI, BK or BKL or otherwise assessed against or payable by the BUSINESS with respect to taxable periods or portions thereof ending on or prior to the CLOSING, including all liabilities for TAXES resulting from the transactions contemplated by this Agreement, except to the extent set forth in Section 9.6, provided that any liability for TAXES resulting from any election filed by BK or BUYER under Code Section 338 shall not be an EXCLUDED LIABILITY, shall be the sole obligation of BK, and shall not be regarded as having been assumed by WCI at any time. "TAXES" shall mean any tax, fee, assessment or charge of any kind whatsoever imposed by any governmental authority, together with any interest or penalty imposed with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated, combined, consolidated or unitary group (as such terms are defined for Federal, state, local or foreign tax purposes, as the case may be) or of a contractual obligation to indemnify any other entity, provided, however, that TAXES shall not include the amount of payroll, real estate and other non-income TAXES assessed against BK and BKL, in the case of each such TAX, to the extent set forth on
 Part 3.2(f) of the SCHEDULE.

      (g)  Any liability corresponding to an EXCLUDED ASSET.

      (h) Liabilities, obligations, claims, damages, clean up or other remedial actions relating to (i) environmental matters relating to or arising out of any state of facts or condition existing, or acts or omissions occurring, prior to the CLOSING at or in connection with properties included in the ACQUIRED ASSETS, any LEASEHOLDS or any other properties previously owned, leased or operated by WCI or any of its affiliates or any predecessor company and (ii) the generation, transportation, storage, handling or disposal of hazardous materials (whether on-site or off-site) relating to or arising out of any state of facts or condition existing, or acts or omissions of WCI or any of its affiliates (or any predecessor company) occurring, prior to the CLOSING.

      (i) Indebtedness of BK or BKL for borrowed money, including, without limitation, all intercompany indebtedness.

      (j) Liabilities in connection with revenue bonds issued to finance BK's present U.S. facilities (the "Revenue Bonds").

      (k) Liabilities and obligations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to any current or former employee pension benefit plan, as defined in Section 3(2) of ERISA, of WCI or any subsidiary or affiliate, or any current or former trade or business (whether or not incorporated) of WCI which is, or was at any time, by reason of common control or otherwise, required to be aggregated with WCI or any subsidiary or affiliate of WCI, pursuant to Section 4001(b) of ERISA and/or Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder, including, without limitation, all liabilities and obligations arising out of or in connection with the litigation described in Part 3.2(k) of the SCHEDULE or any of the facts or circumstances alleged in such litigation.

      (l) Liabilities and obligations in connection with any guarantees, recourse agreements or repurchase agreements between BK or BKL, on the one hand, and WCI, AB Electrolux or any of their affiliates, on the other hand.

      (m) Liabilities and obligations with respect to WCI's tax-qualified 401(k) plan.

      (n) Liabilities and obligations arising out of or relating to the alleged patent infringement claim (the "PATENT CLAIM") set forth in that certain letter dated March 9, 1993 from Richard W. Bethea, Jr., of Stophel & Stophel, to David A. Tamburro, of Nies, Kurz,
 Bergert & Tamburro (the "Bethea Letter").

      (o) All other liabilities and obligations not arising out of the conduct of the BUSINESS.

      (p) Any extended or expanded warranty obligations other than the standard express warranty attached as Part 5.2.2 of the SCHEDULE and the express extended or expanded warranties specifically included in Part 5.2.2 of the SCHEDULE.

      (q) Liabilities and obligations pertaining to personal or real property leases previously relating to the BUSINESS, which are no longer a part of the BUSINESS, whether due to assignment by BK, BKL, or any of their affiliates, or otherwise.

      Without duplication of any amount provided for under Section
3.3.5, if BK obtains a tax deduction for federal or state income taxes for liabilities paid by WCI specified in Section 3.2, BUYER will reimburse WCI for the amount of such tax benefit actually realized by BK in the year in which the liability to which such tax benefit relates is paid by WCI. Any such tax benefit, to the extent permitted by applicable law, shall be treated as an adjustment of the purchase price.

      3.3       Indemnification.

      3.3.1 Except as otherwise agreed in Section 3.3.3 below, WCI shall indemnify and save BUYER, BK, and their affiliates harmless from and against any and all expenses (including attorney's fees), damages (whether compensatory or punitive), claims, liabilities or obligations whatsoever resulting from (i) any EXCLUDED LIABILITY, (ii) any breach of any covenant of WCI included herein, or (iii) any misrepresentations or breach of warranty of WCI as of the date of this Agreement or as of the CLOSING with respect to those representations and warranties of WCI contained in this Agreement or in the SCHEDULE, subject to Section 9.12.1, provided BUYER shall give prompt, but no more than thirty (30) days after institution, notice to WCI of the institution of any action, suit, proceeding or demand at any time instituted against or made upon BUYER in connection with which BUYER could claim indemnification hereunder; provided further that the failure of BUYER to provide such notice shall not affect the obligations of WCI hereunder, unless such failure actually materially prejudices WCI's right to contest such action, suit, proceeding or demand. BUYER shall, at the same time of giving such notice, give WCI full authority to defend, adjust, compromise or settle the action, suit, proceeding or demand of which such notice shall have been given, in the name of BUYER or otherwise, as WCI shall elect, provided that neither WCI nor any of its affiliates shall, without the prior written consent of the BUYER, settle or otherwise compromise any such action, suit, proceeding or demand in any manner that, in the reasonable judgment of the BUYER, would adversely affect BUYER; provided further, however, that WCI shall not be liable to BUYER under clause (iii) of this Section 3.3.1 until the aforementioned expenses, damages, claims, liabilities and obligations under such clause
(iii) shall

have exceeded in the aggregate Five Hundred Thousand U.S. Dollars (US$500,000), and no claim for an alleged misrepresentation or breach of warranty under such clause (iii) shall be made after the third anniversary of the CLOSING DATE (as defined in Section 8.1). WCI shall keep BUYER fully and timely informed with respect to the commencement, status and nature of any such action, suit, proceeding or demand. WCI shall, in good faith, allow BUYER to make comments to WCI regarding the conduct of or positions taken in any such action, suit, proceeding or demand. Without limiting the generality of the foregoing, the indemnification provision of this Section 3.3.1 shall include, with respect to the EXCLUDED LIABILITIES described in Section 3.2(b), any and all expenses (including attorneys fees), damages, claims, liabilities and obligations whatsoever for or resulting from any injury or disease to persons (including death) or damage to property (including the loss of use thereof and consequential damages therefrom) or for economic loss, irrespective of whether such expenses, damages, claims, liabilities and obligations are caused, or alleged to be caused, by a breach of warranty, whether express (other than BK's obligation under the express written warranties described in Section
5.2.2 and the express extended or expanded warranties specifically included in Part 5.2.2 of the SCHEDULE) or implied, or the negligence or other tort or strict or other product liability or other tortious acts or failures to act by BK, BKL, BUYER or any of their affiliates or otherwise caused by or attributable to the PRODUCTS or any other products, accessory, attachment, component, part or service.

      3.3.2 Except as otherwise agreed in Section 3.3.3 below, BUYER shall indemnify and save WCI and its affiliates harmless from and against any and all expenses (including attorney's fees), damages (whether compensatory or punitive), claims, liabilities or obligations whatsoever
(i) resulting from any misrepresentations or breach of warranty of BUYER set forth herein, subject to Section 9.12.1, (ii) resulting from the ASSUMED LIABILITIES, or (iii) arising out of breach of any covenant of BUYER herein; provided, WCI shall give prompt, but no more than thirty
(30) days after institution, notice to BUYER of the institution of any action, suit, proceeding or demand at any time instituted against or made upon WCI in connection with which WCI could claim indemnification hereunder, provided further that the failure of WCI to provide such notice shall not affect the obligations of BUYER hereunder, unless such failure actually materially prejudices BUYER's right to contest such action, suit, proceeding or demand. WCI shall, at the same time of giving such notice, give BUYER full authority to defend, adjust, compromise or settle the action, suit, proceeding or demand of which such notice shall have been given, in the name of WCI or otherwise, as BUYER shall elect, provided that neither BUYER nor any of its affiliates shall, without the prior written consent of WCI, settle or otherwise compromise any such action, suit, proceeding or demand in any manner that, in the reasonable judgment of WCI, would adversely affect WCI, provided further, however, that BUYER shall not be liable to WCI under clause (i) of this Section 3.3.2 until the aforementioned expenses, damages, claims, liabilities and obligations under such clause (i) shall have exceeded in the aggregate Five Hundred Thousand U.S. Dollars (US$500,000), and no claim for alleged misrepresentation or breach of warranty under such clause (i) shall be made after the third anniversary of the CLOSING DATE. BUYER shall keep WCI fully and timely informed with respect to the commencement, status and nature of any such action, suit, proceeding or demand. BUYER shall, in good faith, allow WCI to make comments to BUYER regarding the conduct of or positions taken in any such action, suit, proceeding or demand.
Without limiting the generality of the forgoing, the indemnification provision of this Section


3.3.2 shall include, with respect to Product Liability Matters to the extent (and only to the extent) included within the ASSUMED LIABILITIES pursuant to Section 3.1.1 above, any and all expenses (including attorneys' fees), damages, claims, liabilities and obligations whatsoever for or resulting from any injury or disease to persons (including death) or damage to property (including the loss of use thereof and consequential damages therefrom) or for economic loss, irrespective of whether such expenses, damages, claims, liabilities and obligations are caused, or alleged to be caused, by a breach of warranty, whether express or implied, or the negligence or other tort or strict or other product liability or other tortious acts or failures to act by WCI or any of its affiliates or otherwise caused by or attributable to PRODUCTS or any other products, accessory, attachment, component, part or service.

 3.3.3 Each of WCI and BUYER shall share equally any liabilities or obligations arising out of or related to (a) the failure to inform or consult with employees, trade unions or similar organizations with respect to the transactions contemplated by this Agreement pursuant to the U.K. Transfer of Undertakings (Protection of Employment) Regulations 1981 ("TUPE") and (b) any "unfair dismissals" of employees as contemplated under TUPE, in each case regardless of whether any claim relating to (a) or (b) above ("Shared Claims") are asserted against WCI or BUYER or any of their respective affiliates. WCI and BUYER shall cooperate with each other in jointly defending any Shared Claims. If counsel is mutually selected to represent both WCI and BUYER, then WCI and BUYER shall share equally the fees and disbursements of such counsel; if counsel is selected by WCI or BUYER to represent only WCI or BUYER, respectively, then the fees and disbursements of such counsel shall be paid by the party retaining such counsel.

 3.3.4  In addition to WCI's other obligations set forth in this
Section 3.3, WCI shall indemnify and save BUYER, BK and their affiliates harmless from and against any and all expenses (including attorney's fees), damages (whether compensatory or otherwise), claims, liabilities or obligations relating to or arising out of the Purchasers' (as defined in the Blaw-Knox Trademark Agreement referred to below) use of the Term (as defined in the Blaw-Knox Trademark Agreement) in the manner specified in
Section 5(ii) of the Blaw-Knox Trademark Agreement, dated as of April 20, 1994, by and among WCI, BK, Blaw-Knox Corporation, Scottdale Manufacturing Corporation, Wheeling Machine & Foundry Company, Buffalo Technologies Corporation, R.O.B. Realty Corporation, and Park Corporation. BUYER will give WCI reasonably prompt notice of any claim asserted against such Purchasers alleging facts or circumstances that would give rise to an indemnity by WCI under this Section 3.3.4.

 3.3.5 Any claims hereunder for indemnification by either party shall be reduced to the extent of any tax benefits resulting from such indemnified matter which are actually realized by the claiming party in the year in which the indemnity payment is made.


ARTICLE IV - REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of WCI. "To the best of WCI's knowledge" shall mean the knowledge of WCI management and legal counsel located at the Cleveland corporate headquarters and shall also include the knowledge of the following persons: Bruno Getz, Mike Miller, Garry Bowhall, Edgar Halton, Ron Chaston, Anthony Wardle and Gary Albin. WCI hereby represents and warrants to BUYER as follows:


      4.1.1  Corporate Data and Authority of WCI.

      (a) WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) BK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is also duly qualified and in good standing to do business as a foreign corporation in the State of Illinois. The authorized capital stock of BK consists of 100 shares of Common Stock, par value $1.00 per share, all of which shares are outstanding. All of the Shares have been validly issued and are fully paid and nonassessable and are owned by WCI free and clear of all liens, claims and encumbrances. BK has no securities reserved for issuance. Except for the SHARES there are no shares of capital stock of BK authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character providing for the purchase, issuance or sale of any shares of capital stock of BK. The delivery to BUYER of the SHARES pursuant to the provisions of this Agreement will transfer to BUYER good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. None of BK, WCI-LTD or BK-LTD owns, either directly or indirectly, any equity security or other capital stock of or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or any other entity, except that WCI-LTD owns all of the outstanding shares of capital stock of BK-LTD.

      (c) WCI-LTD is a corporation duly organized, validly existing and in good standing to do business under the laws of the State of Delaware. BK-LTD is a limited liability company duly incorporated and subsisting under the laws of England and is not in liquidation. BK-LTD is a wholly-owned subsidiary of WCI-LTD.

      (d) WCI and its affiliates have full power and authority to sell and transfer or to cause to be sold and transferred to BUYER the SHARES and the BKL ACQUIRED ASSETS and to perform all other undertakings hereunder, and the execution, delivery and performance of this Agreement and all related documents delivered by WCI and its affiliates at the CLOSING are and will be within the authority of the officers of WCI or its affiliates who execute them. This Agreement constitutes and, upon execution and delivery thereof, the other agreements and instruments to be delivered by WCI and its affiliates pursuant to this Agreement will constitute, valid and binding agreements of WCI or such affiliate, respec-tively, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or the availability of the remedy of specific performance.

      (e) The consummation of the transactions by WCI and its affiliates contemplated hereby will not conflict with the Articles of Incorporation or By-laws of WCI, BK or WCI-LTD nor the constitutive documents of BK-LTD and will not result in the breach of any term or provision of, or constitute a default under, any judgment, decree, indenture, mortgage or other agreement or instrument to which WCI, BK, WCI-LTD or BK-LTD is a party or by which WCI, BK, WCI-LTD or BK-LTD or any of their properties are bound.






      4.1.2  Financial Data.

      (a) The consolidated and individual unaudited balance sheets and related consolidated and individual statements of income and cash flow of BK and BKL as of and for the years ended December 31, 1993, December 31, 1992 and December 31, 1991, together with the notes thereto (collec-tively, the "FINANCIAL STATEMENTS"), copies of which are included in Part
4.1.2 of the SCHEDULE, fairly present the financial position of the BUSINESS on a divisional basis as of such respective dates and the results of operations and cash flow of the BUSINESS on a divisional basis for the respective years then ended, in conformity with WCI's accounting principles for its operating subsidiaries and divisions applied on a consistent basis. Such accounting principles are in accordance with generally accepted accounting principles, except as expressly set forth in the notes to the FINANCIAL STATEMENTS and in the ACCOUNTING METHODS AND PROCEDURES.

      (b) The unaudited consolidated balance sheet of BK and BKL as of December 31, 1993, and the related consolidated unaudited statements of income and cash flow for the period ending on such date, together with the notes thereto, are sometimes herein collectively referred to as the "CURRENT BALANCE SHEET".

      4.1.3  Properties and Operations of the BUSINESS.

      (a) Except as disclosed in Part 4.1.3(a) of the SCHEDULE or in the letter dated April 20, 1994 from Daniel R. Elliott of WCI to Bernard
D. Henely of BUYER (the "WCI LETTER"), since December 31, 1993 there has not been any change which has had a material adverse effect on the oper-ations, results of operations or condition (financial or otherwise) of the BUSINESS ("MATERIAL ADVERSE EFFECT").

      (b)  BK has good and marketable title to all of the ACQUIRED
ASSETS of BK, and WCI-LTD has good and marketable title to all of the BKL ACQUIRED ASSETS (which, together with the ACQUIRED ASSETS of BK, constitute all of the ACQUIRED ASSETS), in each case free and clear of all liens and encumbrances, except for: (i) liens disclosed in Part 4.1.3(b) of the SCHEDULE; (ii) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and for which adequate reserves have been established; and (iii) imperfections of title, easements, pledges, charges and encumbrances, if any, incurred in the ordinary course of business that do not materially detract from the value or marketability or interfere with the present use of the ACQUIRED ASSETS or otherwise materially impair the operation of the BUSINESS and which do not secure obligations for borrowed money or the deferred portion of the purchase price of acquired assets ("PERMITTED LIENS").

      (c)       BK-LTD owns no assets or property.

      4.1.4  Litigation and Other Matters.

      (a) No action, suit, or proceeding is pending or, to the best of WCI's knowledge after due inquiry, threatened against WCI, BK, WCI-LTD or BK-LTD which could materially and adversely affect the transactions contemplated by this Agreement. None of BK, WCI-LTD or BK-LTD is in default with respect to any order, injunction or decree directed to BK, WCI-LTD or BK-LTD by any court or governmental department or agency which directly affects the operations of the BUSINESS or the use of the ACQUIRED




ASSETS. Except as described in Part 4.1.4(a) of the SCHEDULE, since January 1, 1994 (i) no actions, suits, proceedings, grievances or unfair labor practices have been filed against BK, WCI-LTD or BK-LTD or any of the properties or assets or intangible assets of BK, WCI-LTD or BK-LTD which relate directly to the BUSINESS or the ACQUIRED ASSETS or the transactions contemplated by this Agreement and (ii) none of BK, WCI-LTD or BK-LTD has been subject to any order of any court or any governmental agency which relates to or could adversely affect the BUSINESS and (iii) no actions, suits, proceedings, grievances or unfair labor practices have been filed against WCI or any of its affiliates which, if adversely determined, could impose a liability on BK or the BUSINESS or could subject the assets or properties of BK or the BUSINESS to any lien, encumbrance or enforcement action. Part 4.1.4(a) of the SCHEDULE also describes all such actions, suits, proceedings, grievances and unfair labor practices and the related expenses, including indemnification and legal fees, and reserves, incurred since January 1, 1989 and any unresolved claims filed prior thereto, none of which individually or in the aggregate could reasonably be expected to have a MATERIAL ADVERSE EFFECT.

      (b) Labor Matters. Each of BK and BK-LTD is currently a party to its respective COLLECTIVE BARGAINING AGREEMENT. Except as disclosed on
Part 4.1.4(b) of the SCHEDULE or in the WCI LETTER (as defined in Sec-tion 4.1.3(a)), since January 1, 1994 there has not been, nor was there or is there, to best of WCI's knowledge after due inquiry, threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against the BUSINESS, its assets or properties wherever located, any secondary boycott with respect to the PRODUCTS, any lockout by WCI, BK, WCI-LTD or BK-LTD of any of their employees or any labor trouble or other occurrence, event or condition of a similar character affecting, or which may affect, the business, operation, assets or properties of the BUSINESS.

      (c) Labor Disputes. Since January 1, 1994, no significant unsettled labor dispute has affected the BUSINESS which would have a MATERIAL ADVERSE EFFECT.

      4.1.5  Warranties.  Part 4.1.5 of the SCHEDULE sets forth
(i) copies of all current, express written PRODUCT warranties and written warranty policies of BK, WCI-LTD and BK-LTD in respect of the BUSINESS, including, without limitation, all specific guarantees with respect to performance of any PRODUCT, (ii) to the best of WCI's knowledge after due inquiry, each of such PRODUCT warranty or policy which is subject to any dispute between BK, WCI-LTD and BK-LTD and any third person and (iii) the PRODUCT warranty and policy experience of the BUSINESS for 1993.

      4.1.6  Certain Governmental Matters.

      (a) Taxes. All of BK's, WCI-LTD's and BK-LTD's Tax returns and reports ("RETURNS") required by law to be filed have been duly filed. Such RETURNS as filed are accurate in all material respects. All TAXES and other governmental charges with respect to the BUSINESS which are due and payable have been paid except for such, if any, as are being contested in good faith by appropriate proceedings which are identified and described in Part 4.1.6(a) of the SCHEDULE and adequately disclosed and fully provided for on the CURRENT BALANCE SHEET and in the books and records of BK and BKL. No assessments for additional TAXES have been made or proposed which have not been provided for in the CURRENT BALANCE SHEET. With respect to each of BK, WCI-LTD and BK-LTD (or any predecessor company), to the best of WCI's knowledge after due inquiry, no claim has ever been made by any
taxing authority in a jurisdiction where such company does not file RETURNS that such company is or may be subject to taxation relating to the BUSINESS by that jurisdiction.

      (b)  Compliance.  Except as identified and described in
Part 4.1.6(b) of the SCHEDULE, since July 1, 1993 the operations of the BUSINESS have been conducted in all material respects in accordance with and meet the applicable laws and regulations of all United States and United Kingdom governmental authorities and, to the best of WCI's knowledge after due inquiry, all other governmental authorities, and all subdivisions thereof having jurisdiction over it or the PRODUCTS and of all states, municipalities and other political subdivisions and agencies thereof, including laws, rules, regulations, orders and ordinances relating to (i) the environment and the generation of hazardous waste,
(ii) employee safety and (iii) discrimination against employees.

      Either BK, WCI-LTD or BK-LTD has in full force and effect all material governmental licenses and permits required for the operation of the BUSINESS and no violations exist or have been recorded in respect of any such existing licenses or permits and remain uncorrected as of the CLOSING and no proceeding is pending or to the best knowledge of WCI threatened which seeks the revocation or limitation of any such existing licenses or permits.

      4.1.7  Properties.

      (a) Sufficiency. Except as disclosed in Part 4.1.7(a) of the SCHEDULE, since July 1, 1993 none of BK, WCI-LTD or BK-LTD has disposed of any real or personal property, tangible or intangible, associated with the BUSINESS other than in the ordinary course. The ACQUIRED ASSETS constitute all the assets and tangible and intangible properties necessary to conduct the BUSINESS as presently conducted.

      (b)  Personal Properties.  Except as identified and described in
Part 4.1.7(b) of the SCHEDULE, either BK or WCI-LTD has good and marketable title to the personal properties used in the BUSINESS and all of such properties which are capitalized are reflected in Part 4.1.7(b) of the SCHEDULE, as at the date of the CURRENT BALANCE SHEET.

      4.1.8  Agreements and Commitments.

      (a) Material Contracts. Part 4.1.8(a) of the SCHEDULE lists all material CONTRACTS to which BK, WCI-LTD or BK-LTD is a party, including, without limitation:

   (i) any agreement or commitment relating to the employment of any person by BK, WCI-LTD or BK-LTD (other than those that are terminable at will without penalty),

  (ii) any agreement, indenture or other instrument which contains restrictions with respect to payments of dividends or other distributions in respect of its capital stock,

 (iii) any agreement or commitment relating to capital expenditures in excess of Ten Thousand U.S. Dollars (US$10,000),






  (iv) any loan or advance to, or investment in, any person or entity or any agreement or commitment relating to the making of any such loan, advance or investment (other than loans or commitments made in the ordinary course of business pursuant to dealer inventory financing programs), in excess of Ten Thousand U.S. Dollars
 (US$10,000),

   (v) any agreement or commitment for borrowed money by BK, WCI-LTD or BK-LTD,

  (vi) any guarantee or other contingent liability in respect of any indebtedness or obligation of any person or entity (other than the endorsement of negotiable instruments for collection in the ordinary course of business) involving aggregate payments in excess of Ten Thousand U.S. Dollars (US$10,000),

 (vii) any management service, consulting or other similar type of agreement (other than those that are terminable upon 30 days notice without penalty) involving payments in excess of Ten Thousand U.S. Dollars (US$10,000),

 (viii) any agreement or commitment limiting the ability of BK, WCI-LTD or BK-LTD to engage in any line of business or to compete with any person or entity that will be binding on BK, WCI-LTD or BK-LTD after the CLOSING,

  (ix) any real or personal property lease involving annual rentals of Ten Thousand Dollars (US$10,000) or more, and any licenses involving intellectual property (other than computer software licenses generally available to the public), and

   (x) any agreement or commitment not entered into in the ordinary course of business involving aggregate payments of Ten
 Thousand Dollars U.S. (US$10,000) or more (other than those that are terminable upon 30 days notice without penalty).

      No default or event of default currently exists under any of the foregoing CONTRACTS.

      (b) Compensation. Except as disclosed in Part 4.1.8(b) of the SCHEDULE and the WCI LETTER (as defined in Section 4.1.3(a)), since
July 1, 1993 none of BK, WCI-LTD or BK-LTD has paid or become committed to pay to or for the benefit of any employees or sales representatives compensation other than wages, salaries or sales commissions at rates then in effect, nor have they made or been committed to make any payments pursuant to any unusual compensatory arrangement.

      (c)  Employees.   Part 4.1.8(c) of the SCHEDULE contains all:
(i) life insurance plans, group health and group welfare plans, retiree life and retiree medical plans and other fringe benefit plans or commitments (whether or not reduced to writing) which apply to personnel of the BUSINESS (and which are not classified herein as PENSION PLANS or OTHER EMPLOYEE PLANS) (collectively the "BENEFIT PLANS"), (ii) pension, retirement, profit sharing, 401K and savings plans which apply in any way to the personnel of the BUSINESS (collectively the "PENSION PLANS") and
(iii) employment, consulting, union, incentive compensation, deferred compensation, stock option, employee stock purchase, and bonus plans and agreements and other employee perquisites and policies which apply to the personnel of the BUSINESS (collectively the "OTHER EMPLOYEE PLANS").



      (d) Employee Benefit Plans. Each BENEFIT PLAN and PENSION PLAN that constitutes an employee benefit plan within the meaning of Section 3(3) of ERISA, maintained by BK or to which BK contributes or is a party (each, a "PLAN" and collectively, the "PLANS") is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each PLAN which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "Reportable Event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation ("PBGC") has occurred with respect to any PLAN. No PLAN subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which WCI or any of its subsidiaries were required under the terms of any PLAN to have paid as contributions to such PLAN on or prior to the date hereof (excluding any amounts not yet due) and no PLAN which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the CODE), whether or not waived. Neither WCI nor any of its subsidiaries nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the CODE and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any PLAN that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the CODE. No material liability, claim, action or litigation has been made, commenced or threatened with respect to any PLAN (other than for benefits payable in the ordinary course and for the payment of PBGC insurance premiums). No PLAN is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). BK does not have any material unfunded liabilities for benefits accrued pursuant to any PLAN, which PLAN is not intended to be qualified under Section 401(a) of the CODE. Neither BK nor any trade or business (whether or not incorporated) which is required to be aggregated therewith pursuant to Section 4001(b) of ERISA and/or Section 414(b), (c), (m) or
(o) of the CODE and the regulations promulgated thereunder has or could incur or be subject to (i) any material liability under Title IV of ERISA (other than for the payment of PBGC insurance premiums in the ordinary course), (ii) a security interest pursuant to Section 412(f) of the CODE or (iii) a lien pursuant to Section 412(n) of the CODE or Section 4068 or 302(f) of ERISA.

      (e) U.K. Plan. The only active members of BKL's UNITED KINGDOM PLAN (the "UK PLAN") are employees exclusively engaged in the BUSINESS and BKL is the only participating employer. There is no obligation or ex gratia or voluntary arrangement to provide any relevant benefits (as defined in Section 612 Income and Corporation Taxes Act 1988 ("ICTA")) in respect of any employee exclusively engaged in the United Kingdom in the BUSINESS except under the UK PLAN, and no assurances or undertakings have been given as to the continuance or introduction or improvement of the provision of any such benefits. The UK PLAN has exempt approved status under Chapter I of Part XIV of the ICTA and a contracting out certificate is in force in respect of the UK PLAN relating to the employees of the BUSINESS in the United Kingdom, and none of WCI, WCI-LTD or BK-LTD knows of any circumstance which might cause such approval or such certificate to be withdrawn or to cease to apply. The UK PLAN has at all times been operated
in all material respects in accordance with its governing scheme documents and the governing scheme documentation is in substantial compliance with and has been administered in all material respects in accordance with all applicable laws. All taxes and expenses relating to the UK PLAN have been duly paid, and all contributions due to be made to the UK PLAN have been duly paid. None of the UK PLAN's investments are employer-related investments (as defined in Section 57A of the Social Security Pensions Act
1975). No material liability, claim, action or litigation has been made, commenced or threatened with respect to the UK PLAN (other than for bene-fits payable in the ordinary course). Death benefits payable under the UK PLAN are insured with an insurance company authorized under the U.K. Insurance Companies Act and all such contracts of insurance are enforceable and all premiums thereunder have been paid. No augmentations of benefits have been made under the UK PLAN. There have been disclosed to BUYER material particulars of the UK PLAN, including copies of all deeds and documents constituting the UK PLAN which are of current effect.

      4.1.9  Trademarks, Service Marks, Trade Names & Copyrights.
Part 1.1.5(a) of the SCHEDULE lists all TRADEMARKS, SERVICE MARKS, TRADE NAMES and COPYRIGHTS and applications therefor either owned by BK, WCI-LTD or BK-LTD or otherwise used in the conduct of the BUSINESS, and all re-newals, modifications and extensions thereof.

      4.1.10  Patents.  Part 1.1.6(a) of the SCHEDULE lists all
PATENTS and applications for grant of PATENTS either owned by BK, WCI-LTD or BK-LTD or otherwise used in the conduct of the BUSINESS or pertaining to the production, processing or design of PRODUCTS by BK or BKL.

      4.1.11 Licenses. The LICENSES constitute all of the licenses relating to or associated with the BUSINESS. Part 4.1.11 of the SCHEDULE includes copies of all material LICENSES pertaining to the BUSINESS, to which BK or BKL is a party or which may affect the rights of BK, WCI-LTD or BK-LTD. Except as disclosed in Part 4.1.11 of the SCHEDULE, none of BK, WCI-LTD or BK-LTD is aware of, or has received any notice or claim of, any conflict with its rights or the asserted rights of others regarding the LICENSES or any other intellectual property constituting ACQUIRED ASSETS or otherwise used in the BUSINESS. Except as set forth in
Part 4.1.11 of the SCHEDULE, none of BK, WCI-LTD or BK-LTD has been required to pay (nor has any third party asserted any claim for) any royalty, license fee or similar type of compensation in connection with the conduct of the BUSINESS as it is now or heretofore has been conducted. The conduct of the BUSINESS by BK and BKL in the ordinary course does not infringe upon any intellectual property of any third parties.

      4.1.12 Consents, Approvals, Etc. Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no filing with or consent or approval of any court, regulatory authority or other public body, domestic or foreign, or third party is necessary in order for WCI and its affiliates to consummate the transac-tions contemplated by this Agreement.

      4.1.13 Liabilities. None of BK, WCI-LTD or BK-LTD has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the CURRENT BALANCE SHEET or referred to in the footnotes thereto, other than liabilities incurred subsequent to the date of the CURRENT BALANCE SHEET in the ordinary course of business not involving borrowings by BK or BKL and other than executory obligations of BK, WCI-LTD or BK-LTD to be performed after the CLOSING under the CONTRACTS

listed in Part 4.1.8 of the SCHEDULE and under the other CONTRACTS not required to be listed in Part 4.1.8 of the SCHEDULE due to the materiality thresholds contained in Section 4.1.8.

      4.1.14. Disclosure. None of this Agreement, the SCHEDULE, any Exhibit or certificate attached hereto or delivered pursuant to this Agreement or any document or statement in writing which has been supplied by or on behalf of WCI, BK, WCI-LTD or BK-LTD in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or, taken as a whole, omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading; provided that this Section
4.1.14 shall not apply to any facts describing (a) the construction equipment industry generally, (b) the United States or the United Kingdom economies generally or (c) the appropriations process of the United States Congress under the Intermodal Surface Transportation Efficiency Act.

      4.1.15. Inventory. The INVENTORIES are items of a quality usable or saleable by the BUSINESS in the ordinary course of business consistent with past practice, except for obsolete or defective materials for which adequate reserves are maintained on the books of the BUSINESS.

      4.1.16.   Accounts Receivable; Security Interests; Product
Returns.

      (a) The RECEIVABLES represent sales actually made in the ordinary course of business consistent with past practice, and are reflected on the books of the BUSINESS net of adequate reserves for doubtful accounts, and none of such RECEIVABLES is subject to any counterclaim or set-off.

      (b) All security interests held by BK, WCI-LTD or BK-LTD in respect of dealer inventory financings represent valid first priority perfected liens on the property purported to be secured thereby.

      (c) There are no liabilities for PRODUCT returns other than those arising in the ordinary course of BUSINESS consistent with past practice. To the best knowledge of WCI, there are no threatened claims for any PRODUCT returns relating to the BUSINESS.

      4.1.17 Confirmation. The representations and warranties of WCI set forth in this Section 4.1 shall be true and correct in all material respects at and as of the CLOSING (as though such representations and warranties were made anew at and as of such date and any references, express or implied, to the date of this Agreement shall be deemed also to be references to the CLOSING).

      4.1.18 Disclaimer of Other Warranties. BUYER acknowledges that it has been afforded the opportunity to inspect the ACQUIRED ASSETS and the records relating thereto and that, subject to the terms and conditions of this Agreement, it is satisfied with the condition thereof, and OTHER THAN AS CONTAINED IN THIS AGREEMENT AND THE SCHEDULE, WCI HAS MADE AND MAKES NO REPRESENTATION OR WARRANTY TO BUYER OF ANY KIND WHATSOEVER.
THUS, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE SALE AND TRANSFER OF THE ACQUIRED ASSETS PROVIDED FOR HEREIN IS MADE "AS IS" AND "WHERE IS"; FURTHERMORE, WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES STATED IN THIS AGREEMENT AND THE SCHEDULE, THERE ARE NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WHICH ATTACH TO THE ACQUIRED ASSETS OR AS TO



THE CONDITION, QUALITY AND/OR PERFORMANCE CAPABILITY OF ANY OF THE ACQUIRED ASSETS AND EXCEPT AS SET FORTH ELSEWHERE IN THIS AGREEMENT, BUYER IS ASSUMING THE SOLE RISK OF ANY DEFECTS IN SUCH ACQUIRED ASSETS OR DEFECTS IN SIMILAR PRODUCTS HEREAFTER MANUFACTURED BY BUYER, WHETHER OR NOT SAID DEFECTS RESULT FROM CONSTRUCTION OR DESIGN.

      4.2 Representations and Warranties of BUYER. BUYER hereby represents and warrants to WCI as follows:

      4.2.1  Corporate Data and Authority of BUYER.

      (a) BUYER is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

      (b) BUYER has full power and, subject to the receipt by BUYER of the approval of its Board of Directors, authority to purchase and own the ACQUIRED ASSETS, to assume the ASSUMED LIABILITIES, and to conduct the BUSINESS to be transferred to BUYER hereunder at the CLOSING and to perform its other undertakings hereunder.

      (c) Subject to the receipt by BUYER of the approval of its Board of Directors, the execution, delivery and performance of this Agreement and all related documents delivered by BUYER at the CLOSING will have been duly authorized by all necessary corporate action on the part of BUYER and will constitute valid and binding agreements of BUYER, enforceable against BUYER in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the availability of the remedy of specific performance.

      (d) Subject to the receipt by BUYER of the approval of its Board of Directors, the consummation of the transactions contemplated hereby will not conflict with the constitutive documents of BUYER.

      (e) The consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute a default under, any judgment, decree, indenture, mortgage or other agreement or instrument to which BUYER is a party or by which it is bound. Neither BUYER nor any subsidiary thereof is in default with respect to any agreement or instrument evidencing indebtedness for money borrowed or in the performance, observance or fulfillment of any covenant or condition in relation thereto.

      4.2.2 Litigation and Other Matters. There are no actions, suits or proceedings pending or to BUYER's knowledge threatened against or affecting BUYER or any subsidiary thereof which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of BUYER or any subsidiary thereof.


ARTICLE V - COVENANTS

      5.1  Covenants of WCI.  WCI covenants as follows:

      5.1.1 Between the date of this Agreement and the CLOSING, and except as may otherwise be provided in this Agreement, WCI shall and shall cause BK, WCI-LTD and BK-LTD to carry on the BUSINESS in the ordinary course, consistent with its present practice and policies and WCI will not enter into (or permit BK, WCI-LTD or BK-LTD to enter into) any agreement or transaction except in such usual and ordinary course of business except as
might be otherwise provided herein without the prior written consent of BUYER. Between the date of this Agreement and the CLOSING, WCI shall cause BK, WCI-LTD and BK-LTD to use their reasonable best efforts, in the ordinary course of business, to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them, and BUYER shall cooperate with WCI in the performance of WCI's obligations in this sentence (provided that BUYER shall not be obligated to incur any obligation or make any commitment to any person or entity in connection with such cooperation). Prior to the CLOSING, except as may be first approved in writing by the BUYER, WCI shall cause BK, WCI-LTD and BK-LTD to refrain from (a) increasing the level of compensation payable to any officer, employee or agent, except for normal merit raises in accordance with past practice, (b) making any bonus, pension, retirement or other employee benefit payment to or with any such persons, except those that may accrue under plans identified in Part 4.1.8(c) of the SCHEDULE and except as described to BUYER in the WCI LETTER (as defined in Section 4.1.3(a)), or (c) making any material amendments to any of such plans or the benefits thereunder.

      5.1.2 During the period from the date of this Agreement to the CLOSING, WCI shall supply to BUYER such information concerning the ACQUIRED ASSETS and the operation of the BUSINESS as BUYER shall reasonably request. Without limiting the generality of the foregoing, WCI shall permit BUYER and its officers, agents, lawyers, accountants and other representatives to examine the ACQUIRED ASSETS, wherever located, and shall furnish such representatives with all such information concerning the ACQUIRED ASSETS and the operation of the BUSINESS as they may reasonably request, and BUYER shall be permitted to make extracts from, or copies of, any of the records of WCI in this regard. All information so obtained by BUYER shall be subject to the provisions of
Section 5.2.6.

      5.1.3 At the CLOSING, WCI shall transfer or cause to be transferred title to the REAL PROPERTIES owned by WCI-LTD or BK-LTD to BUYER by transfer, conveyance or assignment, as applicable, subject only to PERMITTED LIENS.

      5.1.4 For a period of three (3) years after the CLOSING, WCI shall not and shall insure that its affiliates will not disclose or use any confidential business information related to the BUSINESS; provided, however, that WCI and such affiliates shall at all times be free to disclose or use such information (a) as shall be necessary for the accounting procedures and tax returns of WCI and such affiliates, (b) such as may be required by subpoena or court or governmental proceedings or otherwise required by law and then only with as much prior written notice to BUYER as is practical under the circumstances, (c) which after the CLOSING becomes generally available to the public other than as a result of disclosure by WCI or any of WCI's affiliates or representatives or (d) which after the CLOSING becomes available to WCI or any of such affiliates on a non-confidential basis from a source other than BUYER, any of its affiliates, or any of their respective representatives, provided that such source is not bound by a confidentiality agreement with or other con-tractual, legal or fiduciary obligation of confidentiality to BUYER or any other party with respect to such confidential business information.

      5.1.5 For a period of ten (10) years after the CLOSING and thereafter upon proof of need therefor for legitimate business purposes, to the extent that WCI or any successor thereto is reasonably able by virtue
of the availability of any books, records and qualified personnel relating to the BUSINESS, and if it can be done without unduly disrupting WCI's or its affiliates' businesses, WCI shall (i) make or cause to be made available to BUYER, its related companies or successors, and permit BUYER and its agents to inspect and copy, such books and records and (ii) assist in arranging discussions with (and calling as witnesses of BUYER) offi-cers, employees and agents of WCI on matters which directly relate to the BUSINESS, subject to the reimbursement of WCI of any actual out-of-pocket expenses incurred by WCI in the performance of its obligations under this
Section 5.1.5.

      WCI shall use its best efforts to retain such books and records to be retained for such period. Before WCI destroys any of such books and/or records, WCI shall so advise BUYER and offer BUYER a reasonable opportunity to take possession of all such books and records. If WCI wishes to destroy any such books and records during such period, WCI shall give BUYER at least sixty days' prior written notice so that BUYER may take possession of such books and records deemed important by BUYER. If BUYER does not take possession or otherwise remove such books and records from WCI's premises within such sixty-day period, WCI may destroy such books and records.

      5.1.6 As soon as practicable after the CLOSING, but in no event later than 90 days thereafter, WCI shall transfer to (and in the name of) BK all intellectual property registrations that are in the name of WCI or any of its affiliates (other than BK) that relate to intellectual property included in the ACQUIRED ASSETS of BK.

      5.1.7 Subject to Section 5.1.8 below, WCI shall take all steps necessary to ensure that as of the CLOSING, BK shall be the exclusive owner of, and shall have the exclusive right to use (other than the limited right of the Purchasers to use the "Blaw-Knox" name as specified in the Blaw-Knox Trademark Agreement referred to in Section 3.3.4 above), the "Blaw-Knox" trade name and trademark and logo (both with and without the diamond).

      5.1.8 WCI shall use its best efforts to negotiate a consensual termination of the Trademark Agreement effective June 30, 1987 between Italimpianti of America, Incorporated ("IAI") and WCI (the "IAI Trademark Agreement"). In the event that, notwithstanding WCI's best efforts as specified in the preceding sentence, WCI is unable to negotiate a con-sensual termination of the IAI Trademark Agreement prior to the CLOSING, then (a) the FINAL CASH PRICE and the PRELIMINARY CASH PRICE shall automatically be reduced by US$250,000 and (b) WCI shall cause the IAI Trademark Agreement to be assigned to BK, at no cost to BK.

      5.1.9 Prior to the CLOSING, WCI shall cause the master equipment lease dated May 6, 1988 between WCI and XL/Datacomp, Inc. ("Datacomp"), and any software or other licenses or agreements entered into by WCI or any of its affiliates (other than BK) that constitute ACQUIRED ASSETS of BK to be assigned to BK, at no cost to BK, and shall deliver to BUYER an acknowledgment of Datacomp consenting to such assignment.

      5.1.10 Prior to the CLOSING, WCI shall cause the trademark agreement referred to in Part 1.1.5(b) of the SCHEDULE, and the patent license referred to in Part 1.6(b) of the SCHEDULE, each between BK and BK-LTD, to be terminated in full, at no cost to BK, pursuant to documentation reasonably satisfactory to BUYER or, at BUYER's election, to be assigned to BUYER or its designee(s), at no cost to BUYER or such designee(s), pursuant to documentation reasonably satisfactory to BUYER.

      5.1.11 WCI will and will cause its affiliates and advisors to immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, business combination, sale of assets (other than sales of inventory in the ordinary course of business consistent with past practice), purchase of assets (other than purchases permitted by this Agreement), sale or purchase of shares of capital stock or other securities or similar transaction involving any third party and the BUSINESS (an "ACQUISITION TRANSACTION"). WCI will not and will ensure that none of its affiliates or any directors, officers, employees or advisors shall, directly or in-directly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than BUYER or its respective affiliates, directors, officers and employees) concerning any ACQUISITION TRANSACTION. WCI will immediately communicate to BUYER any inquiries or proposals received by it or its affiliates or advisors that are brought to the attention of Daniel Elliott or Wayne Schierbaum of WCI or Henri Talerman of Lehman Brothers regarding an ACQUISITION TRANSACTION and the terms thereof.

      5.2  Covenants of BUYER.  BUYER covenants as follows:

      5.2.1 For a period of ten (10) years after the CLOSING, and thereafter upon proof of need therefor for legitimate business purposes, to the extent that BUYER or any successor thereto is reasonably able by virtue of the availability of any books, records and qualified personnel relating to the BUSINESS, and if it can be done without unduly disrupting BUYER's or its affiliates' businesses, BUYER shall, (i) make or cause to be made available to WCI all books and records included in the ACQUIRED ASSETS that are needed by WCI or any of its related companies and permit WCI and its agents to inspect and copy such books and records and
(ii) assist in arranging discussions with (and the calling as witnesses of WCI) officers, employees and agents of BUYER and its affiliated companies on matters which directly relate to the BUSINESS subject to the reimbursement of BUYER for any actual out-of-pocket expenses incurred by BUYER in the performance of its obligations under this Section 5.2.1.

      BUYER shall use its best efforts to retain such books and records to be retained for such period. In the event BUYER should discontinue the manufacture or sale of the PRODUCTS or similar products, before BUYER destroys any of the books and/or records constituting part of the ACQUIRED ASSETS transferred to BUYER by WCI pursuant to this Agree-ment, BUYER shall so advise WCI and offer WCI a reasonable opportunity to take possession of all such books and records. If BUYER wishes to destroy any such books and records during such period, Buyer shall give WCI at least sixty days' prior written notice so that WCI may take possession of such books and records deemed important by WCI. If WCI does not take possession or otherwise remove such books and records from Buyer's premises within such sixty-day period, Buyer may destroy such books and records.

      5.2.2 After the CLOSING, and for the remainder of any standard express written warranty period or express extended or expanded warranty period relating to the PRODUCTS referred to below, BUYER acknowledges that BK (or a successor company) shall have the obligation to BK's distributors to perform BK's standard express written warranties and express written extended and expanded warranties for those PRODUCTS manufactured and/or sold by BK prior to the CLOSING by repairing and/or replacing the defective part or parts of the affected PRODUCT in accordance with and subject to the

limitations of the standard express written warranty terms and conditions and the express written extended and expanded warranty terms and conditions, respectively, applicable to those PRODUCTS (the "WARRANTY OBLIGATIONS"); provided, however, that neither BK nor any successor company shall have any obligations with respect to such PRODUCTS for (i) implied warranties, if any, whether imposed as a matter of law or otherwise or (ii) any express warranties other than the standard express warranty attached as Part 5.2.2 of the SCHEDULE or (iii) any extended or expanded warranties other than the express written extended or expanded warranties specifically included in Part 5.2.2 of the SCHEDULE.

      5.2.3 After the CLOSING neither BUYER nor any successor to the BUSINESS shall use or make reference to the names "White Consolidated Industries, Inc." or "White", the initials WCI, the slogan "One of The White Consolidated Industries WCI" or any other trade names or trademarks of WCI or any affiliated company thereof, other than those included in the ACQUIRED ASSETS, nor state or imply that BUYER is an agent of WCI, or that WCI or any affiliated company thereof is in any way responsible for products produced by BUYER; any reference to WCI shall be obliterated from all printed materials and facilities relating to the BUSINESS; and BUYER shall, to the extent practical and as soon as possible after the CLOSING, take steps to add language to its products, letterheads, warranty and advertising literature or other printed public materials constituting ACQUIRED ASSETS and to take such other actions at the facilities included in the ACQUIRED ASSETS to indicate clearly that the BUSINESS is being operated, and that the ACQUIRED ASSETS are owned, by BUYER or an affiliate thereof.

      5.2.4 BUYER shall establish new bank accounts in the name of the companies in which it intends to continue the BUSINESS in the United States and the United Kingdom and, effective the first business day after the CLOSING, such new bank account and appropriate check stock therefor shall be used for all funds pertaining to the conduct of the BUSINESS after the CLOSING by the BUYER. WCI will cooperate and will cause its affiliates to cooperate with BUYER in establishing such new bank accounts promptly after execution of this Agreement to the extent necessary to permit BUYER to establish such new bank accounts as of the date of the CLOSING.

      5.2.5 BUYER shall use its reasonable best efforts from time to time, at the reasonable request of WCI, to cooperate with WCI in providing WCI access to the records of BUYER's business and, through qualified employees of BUYER, with information and technical assistance in respect of any existing claims or litigation or claims or litigation subsequently brought against WCI (including, without limitation, any Workers' Compensation claims included in the Excluded Liabilities) involving the conduct of the BUSINESS prior to the CLOSING or any PRODUCTS manufactured and/or sold by WCI prior to the CLOSING, including requests for the production of documents, supplying literature and information, providing answers to interrogatories, product inspections and reports thereon and the consultation and appearance of such qualified employees of BUYER on a reasonable basis as an expert or fact witness in trials subject only to the reimbursement of BUYER for reasonable actual out-of-pocket expenses incurred by BUYER in the performance of its obligations under this Sec-tion 5.2.5. BUYER shall use its best efforts to retain such documents and records set forth in Part 5.2.5 of the SCHEDULE for 10 years after the CLOSING DATE as are necessary or useful in defending the foregoing types of claims and provide WCI with reasonable access thereto.




      5.2.6 In the event the transactions contemplated by this Agreement shall not be consummated, BUYER shall keep strictly confidential all of the information that BUYER, its representatives or affiliates shall have obtained, either before or after the date of this Agreement, about WCI and the BUSINESS, and BUYER shall promptly deliver to WCI all infor-mation, work papers, copies of documents and all other items generated or obtained by BUYER, its representatives and affiliates in its investigations, and all copies thereof and BUYER shall refrain from using or disclosing to others any such information, papers, or documents.

      The obligation to keep such information confidential and to refrain from using such information shall not apply to any information which (a) becomes generally available to the public other than as a result of a disclosure by BUYER or any of its representatives, (b) is necessary for the accounting procedures and tax returns of BUYER and its affiliates,
(c) may be required by subpoena or court or governmental proceedings or otherwise required by law and then only with as much prior written notice to WCI as is practical under the circumstances, (d) was in the possession of BUYER prior to it being furnished to BUYER by or on behalf of WCI, provided that the source of such information was not known by BUYER to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to WCI or any other party with respect to such information or (e) becomes available to BUYER on a non-confidential basis from a source other than WCI or any of WCI's representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to WCI or any other party with respect to such information.

      5.2.7 BUYER shall provide WCI with a copy of any notice that BUYER submits to any governmental agency in respect of matters referred to in Section 3.2(h) above and, to the extent reasonably practicable, shall give WCI an opportunity to comment on the substance of such notice and/or to file such supplemental notices with the relevant governmental agencies as WCI shall deem appropriate, provided that nothing contained in this
Section 5.2.7 shall limit or otherwise affect BUYER's or BK's ability to take such actions as it may deem appropriate under applicable law or its internal policies or procedures.

      5.2.8 With respect to the PATENT CLAIM referred to in Section 3.2(n) above, in the event that BK or BUYER or any other entity conducting the BUSINESS shall at any time be prohibited or limited in its use of any of the intellectual property referred to in the Bethea Letter because of an actual or alleged infringement occurring in whole or in part prior to the CLOSING, then WCI will obtain for BK or BUYER or such other entity, as applicable, at WCI's own cost, an indefinite, royalty-free right to use such intellectual property in the conduct of the BUSINESS. BUYER shall cooperate with WCI in the performance of WCI's obligations under this
Section 5.2.8 to the extent described in Section 5.2.5.

      5.2.9 In the event that Electrolux Finance Ltd. ("ELECTROLUX FINANCE") shall take possession of any PRODUCTS leased by ELECTROLUX FINANCE to customers of the BUSINESS as a result of a default by such customers under such leasing arrangement, then, for so long as BUYER shall control the entity conducting the UK portion of the BUSINESS, BUYER will cause such entity to cooperate with ELECTROLUX FINANCE with respect to the possible resale or other disposition of such repossessed PRODUCTS.



      5.3  Mutual Covenants.  WCI and BUYER covenant as follows:

      5.3.1 In the event that WCI is in receipt after the CLOSING of funds due BUYER, WCI shall forthwith pay the amount it received to BUYER, and if BUYER is in receipt of funds due WCI, BUYER shall forthwith pay the amount it received to WCI. In the event that WCI is legally required to pay and makes a payment after the CLOSING for an obligation of BUYER, BUYER shall forthwith reimburse WCI for such payment, and if BUYER is legally required to pay and makes a payment for an obligation of WCI, WCI shall forthwith reimburse BUYER.

      5.3.2 WCI and BUYER will cooperate with each other in the development and distribution of all news releases and other public information disclosures relating to the proposed purchase and sale transaction and any material transactions incident thereto. Neither BUYER nor WCI will promulgate any such release or make any other public disclosures without the prior consent of the other party or its authorized representative. The two preceding sentences shall not apply to any disclosure that is required to be made by applicable law, rule or regulation, including rules and regulations of applicable securities exchanges, provided that before any party shall make any such disclosure, to the extent reasonably practicable such party shall provide the other party with prior notice of such disclosure.


ARTICLE VI - EMPLOYEES AND EMPLOYEE BENEFITS

      6.1  Provisions relating to All Employees.

      6.1.1 All employees exclusively engaged in the BUSINESS immediately prior to the CLOSING (the "EMPLOYEES") shall either remain employees of BK or become employees of BUYER or one of its subsidiaries on and as of the CLOSING. If BUYER at any time within sixty (60) days after the CLOSING engages in a "mass layoff" or "plant closing" as these terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), BUYER shall be fully responsible for and indemnify and hold WCI harmless against any liability arising as a result of such "mass layoff" or "plant closing" under WARN. If BK at any time within sixty
(60) days before the CLOSING engages in such a "mass layoff" or "plant closing," WCI shall be fully responsible for and indemnify and hold BK and BUYER harmless against any liability arising as a result of such "mass layoff" or "plant closing."

      6.1.2 (a) Prior to the CLOSING, BK and BKL have each provided benefits (other than pension benefits) to EMPLOYEES and to former employees of the BUSINESS and retirees of certain predecessors (collectively "FORMER EMPLOYEES") and their eligible dependents (where applicable) under the BENEFIT PLANS identified in Part 4.1.8(c) of the SCHEDULE. Except as otherwise expressly provided in this Agreement, all benefits and coverages provided to such EMPLOYEES and their eligible dependents under the BENEFIT PLANS shall terminate as of the CLOSING except for those claims and expenses incurred prior to the CLOSING that are eligible for payment under the terms of WCI's BENEFIT PLANS.

      (b) BUYER shall provide or cause one of its affiliates to provide, effective as of the CLOSING, for all EMPLOYEES and their dependents, employee benefits which BUYER determines are appropriate under



the circumstances. Without limiting the scope of the foregoing, BUYER shall provide or cause one of its affiliates to provide, beginning as of the CLOSING, to all EMPLOYEES and FORMER EMPLOYEES and their eligible dependents, such group health benefit coverage as may be required to eliminate any and all obligations of WCI or its subsidiaries or other affiliates to provide "continuation coverage" for such persons under Sections 601 through 607 of ERISA or under Section 4980B of the CODE (as a condition to the avoidance of a tax thereunder).

      6.1.3 BUYER shall furnish WCI any payroll data necessary to enable WCI to properly report WCI's Federal, State and local, Social Security and other payroll tax data with respect to BK for the period January 1, 1994 through the CLOSING. Upon WCI's request, BUYER shall deliver to the EMPLOYEES Federal and State W-2 forms required to be furn-ished by WCI for the period January 1, 1994 through the CLOSING.

      6.2  Benefits Relating to USA Salaried Employees (NON-UNION
PLANS).

      6.2.1  BK's Non-Union Plans.  EMPLOYEES located in the United
States who are not covered by a COLLECTIVE BARGAINING AGREEMENT ("USA Non-Union Employees") are covered by the White Consolidated Industries, Inc. Pension Plan For Non-Bargaining Salaried Employees, a tax-qualified defined benefit pension plan ("WCI's Non-Union Pension Plan") and the White Consolidated Industries, Inc. Retirement Savings Plan for Non-Bargaining Employees, a tax-qualified 401(k) plan ("WCI's Non-Union Savings Plan"), copies of which have been furnished to BUYER.

      (a) BUYER shall neither adopt nor become a sponsoring employer of WCI's Non-Union Pension and Savings Plans.

      (b) WCI has informed BUYER that each USA Non-Union Employee shall be considered by WCI to have terminated participation in WCI's Non-Union Pension and Savings Plans as of the CLOSING. Accordingly, the eligibility of each such USA Non-Union Employee for a benefit under WCI's Non-Union Pension and Savings Plans and the amount of such benefits shall be determined under the terms of WCI's Non-Union Pension and Savings Plans as in effect as of the CLOSING (as such Plans may be amended by WCI) on the same basis as such determination would be made for any other employee covered by such Plans whose participation in such plans with WCI completely and finally terminates as of the CLOSING without regard to the transactions contemplated by this Agreement.

      6.3  Collective Bargaining Agreements and Hourly Employees
Covered Thereby.

      6.3.1 Collective Bargaining Agreement. Hourly Employees of the BUSINESS are covered by the COLLECTIVE BARGAINING AGREEMENTS.

      6.3.2  BK Retirement Benefit Plan.

      For employees who are covered by the BK COLLECTIVE BARGAINING AGREEMENT ("Union Employees"), WCI currently maintains the Blaw-Knox Construction Equipment Retirement Plan ("BLAW-KNOX PLAN"), a copy of which is set forth in Part 6.3.2 of the SCHEDULE.

      (a)  On the CLOSING DATE, BUYER shall adopt and assume or cause
BK to adopt and assume, and shall replace or cause BK to replace WCI as the sole sponsoring employer of the BLAW-KNOX PLAN, subject to any amendments which BUYER may adopt to the BLAW-KNOX PLAN after the CLOSING.

      (b)  Effective as of the CLOSING DATE, WCI shall cause Mellon
Bank, N.A., as master trustee pursuant to a Master Trust Agreement with WCI effective January 2, 1992 (the "Master Trust"), to segregate from all other assets held in the Master Trust a cash amount equal to the equitable share of the assets of the BLAW-KNOX PLAN in such Master Trust and, pursuant to Section 22.1 of the Master Trust, to hold such assets as trustee of a separate trust for the BLAW-KNOX PLAN (the "Pension Trust"). The equitable share of the BLAW-KNOX PLAN in the Master Trust shall be determined by Mellon Bank, N.A. in accordance with the terms of the Master Trust. On the CLOSING DATE, or within 90 days thereafter, BUYER shall establish a separate trust, or a separate plan trust account within BUYER'S master pension trust, for the BLAW-KNOX PLAN ("BUYER'S TRUST") which satisfies the requirements for tax exemption pursuant to Section 501(a) of the CODE (as part of a plan which is qualified under Section 401(a) of the CODE). On or within 90 days of the establishment of BUYER'S TRUST, WCI shall direct Mellon Bank, N.A. to transfer to BUYER'S TRUST in cash all of the assets of the BLAW-KNOX PLAN then held by Mellon Bank, N.A. in the Pension Trust. Prior to the transfer of assets, WCI will provide to BUYER a written schedule of the amount of such assets (and the methodology used in determining such amount), prepared by Mellon Bank, N.A., which schedule shall be subject to review by BUYER's actuary for the purpose of confirming that the calculation was made in accordance with the terms of the Master Trust Agreement and the actuarial assumptions des-cribed in the Schedule entitled "White Consolidated Industries Inc. Blaw-Knox Construction Equipment Corporation Hourly Pension Plan (040)- Statement of Actuarial Assumptions and Actuarial Cost Method" (attached hereto as Part 6.3.2(b) of the SCHEDULE). In the event that BUYER does not send WCI written notice of its objections within 45 days following receipt of Mellon Bank, N.A.'s schedule, then such evidence shall be deemed to be approved. In the event that BUYER does send WCI written notice of its objections within 45 days as described above, then WCI's actuary and BUYER's actuary will attempt to reach agreement as to any disputed matter relating to the transfer. In the event they do not reach agreement, then WCI's actuary and BUYER's actuary will select a third actuary, the expense of which shall be borne equally by BUYER and WCI, to make a final and conclusive determination of the amount of the transfer.

      (c)  WCI shall adopt appropriate amendments to the BLAW-KNOX
PLAN and the Pension Trust, and BUYER and WCI shall take all other actions, as may be necessary or appropriate to establish BUYER as successor to WCI as to all powers, duties and obligations under or with respect to the BLAW-KNOX PLAN and, effective as of the CLOSING DATE, BUYER shall assume such powers, duties and obligations, provided that all such amendments and actions shall be subject to the prior review and approval of BUYER. BUYER shall amend the BLAW-KNOX PLAN to comply with the requirements of the CODE relating to the qualifications of such PLAN under
Section 401(a) of the CODE and exemption of its related trust from income taxation pursuant to Section 501(a) of the CODE. Such amendment shall be made effective retroactively to the dates that are required pursuant to the Tax Reform Act of 1986 (P.L. 99-514), the Omnibus Budget Reconciliation Act of 1986 (P.L. 99-509), the Omnibus Budget Reconciliation Act of 1987 (P.L. 100-203), the Technical and Miscellaneous Revenue Act of 1988 (P.L. 100-647), the Omnibus Budget Reconciliation Act of 1989 (P.L. 101-239), the Revenue Reconciliation Act of 1990 (P.L. 101-508) and the regulations and rulings under such laws (collectively referred to as "TRA '86 Requirements"); shall be adopted by the BUYER not later than the time permitted pursuant to the provisions of Section 401(b) of the CODE, Treasury Regulations Section



1.401(b)-1, IRS Notice 90-73, IRS Announcement 92-29, IRS Notice 92-36, and other pronouncements made pursuant to Treasury Regulation Section 1.401(b)-1(e); and shall include therein provisions which reflect all of the administrative practices pertinent to the TRA '86 Requirements that have been implemented prior to the CLOSING DATE with respect to the BLAW-KNOX PLAN. WCI shall cooperate with BUYER in determining which administrative procedures, if any, have been implemented prior to the CLOSING DATE.

      (d) After adopting and assuming the BLAW-KNOX PLAN as of the CLOSING DATE, (i) BUYER shall have full responsibility for the maintenance, operation or termination of the BLAW-KNOX PLAN and (ii) without limiting the generality of the foregoing, BUYER shall be responsible for and shall indemnify and hold WCI harmless against any liability, obligation, claim, expense, loss, tax or penalty arising out of the BLAW-KNOX PLAN, including (A) any and all pension and survivor benefits provided for or which the sponsoring employer is obligated to provide under the BK COLLECTIVE BARGAINING AGREEMENT, (B) all claims for benefits under the BLAW-KNOX PLAN, (C) compliance with the reporting and disclosure requirements of the CODE and ERISA for Plan Years ending after December 31, 1993 with respect to the BLAW-KNOX PLAN (except that any such report or disclosure required to be made prior to the CLOSING shall be the responsibility of WCI), (D) satisfaction of the minimum funding standards arising under the CODE and ERISA with respect to the BLAW-KNOX PLAN for Plan Years ending after December 31, 1993, (E) any and all liability relating to the termination of the BLAW-KNOX PLAN and (F) any amendment adopted by BUYER to the BLAW-KNOX PLAN that adversely affects the qualification of the BLAW-KNOX PLAN under Section 401(a) of the CODE for any year, and (G) the failure to comply with the requirements of Section 6.3.2(c).

      (e) If BUYER causes BK to assume the BLAW-KNOX PLAN, then all references to BUYER in this Section 6.3 (other than the reference in the first line of Section 6.3.2(a), the fourteenth line of Section 6.3.2(b), and the first and second lines of this Section 6.3.2.(e)) shall be deemed to be references to BK.

      6.4  Pension Benefits Relating to United Kingdom Employees.

      6.4.1 Information Concerning the White Consolidated International Holdings Pension Plan. With respect to employees of BKL ("UK EMPLOYEES"), WCI-LTD presently maintains the White Consolidated International Holdings Pension Plan, including a supplemental Executive Pension Plan (collectively the "BKL's UNITED KINGDOM PLAN"), a copy of which is set forth in Part 6.4.1 of the SCHEDULE.

      6.4.2  Assumption of BKL's UNITED KINGDOM PLAN.  (a) As of the
CLOSING, BUYER shall adopt and assume or cause the entity designated by it to adopt and assume BKL'S UNITED KINGDOM PLAN and shall succeed or cause such entity to succeed to all rights and obligations of WCI or its nominee thereunder.
      (b) Notwithstanding anything contained in this Agreement to the contrary, WCI agrees to cause the value of the assets of BKL's UNITED
KINGDOM PLAN on the CLOSING DATE to be no more than U.K. 23,000 pound sterling less than the accrued liabilities (allowing for, inter alia, projected salary increases) of BKL's UNITED KINGDOM PLAN on the CLOSING DATE, as determined by applying the actuarial and financial assumptions and methods described in the letter from David L. Lindsay of C E Health (Employee Benefits) Ltd.
to Mr. E. B. Halton of BK-LTD, dated February 28, 1992 (attached hereto as
Part 6.4.2 of the SCHEDULE) to BKL's UNITED KINGDOM PLAN benefit provisions
in effect on the CLOSING DATE, but with such alterations as may be necessary to ensure that the benefit provisions comply with Article 119 of the Treaty of Rome. Any dispute between the parties arising out of this
Section 6.4.2(b) shall be resolved in a manner similar to the dispute resolution procedures set forth in Section 6.3.2(b) above.

      (c) BUYER shall have full responsibility for the maintenance and administration of BKL's UNITED KINGDOM PLAN and the trust thereunder, and for all expenses, liabilities and obligations with respect thereto, whether contingent, absolute, known or unknown, and WCI shall not have any such responsibility.

      (d) If BUYER causes an entity designated by it to assume BKL's UNITED KINGDOM PLAN, then all references to BUYER in Section 6.4 (other than the reference in the second line of Section 6.4.2(a) and the first and second lines of this Section 6.4.2(d)) shall be deemed to be references to such entity.

      6.5 The provisions of Sections 6.2.1 shall be subject in all respects to such modifications in WCI's Non-Union Pension and Savings Plans as may be required to comply with applicable law and to satisfy the requirements for tax qualification. The provisions of Section 6.3.2 shall be subject in all respects to such modifications in BUYER's or BK's plans, as applicable, as may be required to comply with applicable law and to satisfy the requirements for tax qualification. The provisions of Section
6.4.2 shall be subject in all respects to such modifications in BKL's UNITED KINGDOM PLAN as may be required to enable BUYER or its designee to become the principal employer and to satisfy all requirements for Inland Revenue exempt approval.

      6.6 Required Contributions. WCI shall cause BK and BKL to discharge any liabilities of BK and BKL on account of any expenses or liabilities of the BENEFIT PLANS, PENSION PLANS and OTHER EMPLOYEE PLANS for the period up to and including the date of the CLOSING.


ARTICLE VII - CONDITIONS TO CLOSING

      7.1  Conditions to the Obligations of BUYER.

      The obligations of BUYER to purchase the SHARES and the BKL
ACQUIRED ASSETS under this Agreement are subject to the following conditions (unless waived in writing in whole or in part by BUYER):

      7.1.1  WCI shall have furnished to BUYER:

      (a) Certificate of Good Standing for WCI certified as of a recent date by the Secretary of State of Delaware; and

      (b) Certificate of Good Standing for BK certified as of a recent date by the Secretary of State of Illinois; and

      (c) Certificate of Good Standing for BK and WCI-LTD, each certified as of a recent date by the Secretary of State of Delaware; and

      (d) A certificate of the Secretary or an Assistant Secretary of WCI certifying (i) as to the absence of amendments to the constitutive documents of BK; (ii) as to the absence of proceedings for dissolution
 or liquidation of BK; (iii) a copy of the resolution or resolutions adopted by the Board of Directors of WCI, authorizing the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, and of AB Electrolux, authorizing the ELECTROLUX INDEMNITY AGREEMENT referred to below and the other transactions contemplated hereby; and (iv) as to the incumbency and signatures of officers; and

      (e) A certificate of the Secretary or an Assistant Secretary of BK-LTD certifying (i) as to the absence of amendments to the constitutive documents of BK-LTD; (ii) as to the absence of proceedings for dissolution or liquidation of BK-LTD; (iii) a copy of the resolution or resolutions adopted by the Board of Directors of BK-LTD, authorizing the consummation of the transactions contemplated hereby; and (iv) as to the incumbency and signatures of officers; and

      (f) A certificate of the Secretary or an Assistant Secretary of WCI-LTD certifying (i) as to the absence of amendments to the constitutive documents of WCI-LTD; (ii) as to the absence of proceedings for dissolution or liquidation of WCI-LTD; (iii) a copy of the resolution or resolutions adopted by the Board of Directors of WCI-LTD, authorizing the consummation of the transactions contemplated hereby; and (iv) as to the incumbency and signatures of officers.

      7.1.2 WCI shall have performed in all material respects all of its agreements and covenants which are required to have been performed by it at or prior to the CLOSING.

      7.1.3 The representations and warranties of WCI set forth in this Agreement and the SCHEDULE shall be correct in all material respects on and as of the CLOSING.

      7.1.4 At the CLOSING, BUYER shall have received from the Senior Vice President-Law and General Counsel of WCI (with respect to U.S. law matters) and from Julie O'Niell, counsel to WCI-LTD and BK-LTD (with respect to U.K. law matters) an opinion dated the CLOSING, in form and substance reasonably satisfactory to BUYER, to the effect set forth in Subsections 4.1.1(a) through (e) and to the best knowledge of such counsel to the effect set forth in Subsection 4.1.4(a).

      7.1.5 At the CLOSING, BUYER shall have received a certificate dated the CLOSING and signed by an authorized officer of WCI which evidences the compliance by WCI with the conditions contained in Sections 7.1.2, 7.1.3, 7.1.8 and 7.1.9.

      7.1.6 The filing and waiting period requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated by this Agreement shall have been complied with.

      7.1.7 BUYER shall have received certificates representing the SHARES, duly executed in blank, with all necessary transfer stamps affixed thereto and cancelled.

      7.1.8 No action or proceeding shall have been instituted or, to the knowledge of WCI, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.



      7.1.9 All indebtedness of WCI and its affiliates (and of directors, officers and employees of WCI, BK, WCI-LTD and BK-LTD, other than customary travel advances) to BK, WCI-LTD and BK-LTD shall have been repaid in full.

      7.1.10 BUYER shall have received resignations of officers and directors of BK as designated by BUYER.

      7.1.11 All legal matters relating to this Agreement and the consummation of the transactions contemplated hereby shall have been completed to the reasonable satisfaction of counsel to BUYER.

      7.1.12 AB Electrolux shall have executed and delivered to BUYER the Electrolux Indemnity Agreement in form and in substance as set forth in Exhibit A hereto ("ELECTROLUX INDEMNITY AGREEMENT"), and BUYER shall have further received an opinion of counsel to AB Electrolux, in form and in substance, and from counsel, acceptable to BUYER in its sole discretion.

      7.1.13 The Board of Directors of BUYER shall have adopted resolutions approving this Agreement and the transactions contemplated hereby.

      7.1.14 BUYER shall have received a complete, final SCHEDULE, which SCHEDULE shall be reasonably satisfactory to BUYER in form and in substance.

      7.1.15 BUYER shall have completed its due diligence in respect of the BUSINESS and the transactions contemplated by this Agreement, and the results of such due diligence shall be reasonably satisfactory to BUYER.

      7.2  Conditions to the Obligations of WCI.

      The obligations of WCI to sell the SHARES and the BKL ACQUIRED ASSETS under this Agreement are subject to the following conditions (unless waived in writing in whole or in part by WCI):

      7.2.1  BUYER shall have furnished WCI:

      (a) a Certificate of Good Standing of BUYER, certified as of a recent date by the Secretary of State of Delaware; and

      (b) a certificate of the Secretary or an Assistant Secretary of BUYER certifying (i) a copy of BUYER's By-laws; (ii) a copy of the articles of incorporation of BUYER; (iii) as to the absence of proceedings for dissolution or liquidation of BUYER; (iv) a copy of the resolution or resolutions adopted by the Board of Directors of BUYER, authorizing the execution, delivery and performance of this Agreement by BUYER; and (v) as to the incumbency and signatures of officers.

      7.2.2 BUYER shall have performed in all material respects all of its agreements and covenants which are required to have been performed by it at or prior to the CLOSING.

      7.2.3 The representations and warranties of BUYER set forth in this Agreement shall be correct in all material respects on and as of the CLOSING.

      7.2.4 At the CLOSING, WCI shall have received from Bernard D. Henely, Esq., Vice President and General Counsel of BUYER, an opinion dated the CLOSING, in form and substance reasonably satisfactory to WCI, to the effect set forth in Subsections 4.2.1(a) through (e) and to the best knowledge of such counsel to the effect set forth in Section 4.2.2.

      7.2.5 At the CLOSING, WCI shall have received a certificate dated the CLOSING and signed by an authorized officer of BUYER which evidences the compliance by BUYER with the conditions contained in Sections 7.2.2, 7.2.3 and 7.2.9.

      7.2.6 All legal matters relating to this Agreement and the consummation of the transactions contemplated hereby shall have been completed to the reasonable satisfaction of counsel to WCI.

      7.2.7 The filing and waiting period requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated by this Agreement shall have been complied with.

      7.2.8 At the CLOSING, WCI shall have received from BUYER the PRELIMINARY CASH PRICE.

      7.2.9 No action or proceeding shall have been instituted or, to the best knowledge of BUYER, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.


ARTICLE VIII - CLOSING

      8.1 Closing. The "CLOSING" hereunder shall take place on the third business day following the satisfaction of the conditions set forth in Sections 7.1.6, 7.1.12, 7.1.13, 7.1.14, 7.1.15 and 7.2.7 above (such date, the "CLOSING DATE"), at 10:00 A.M., E.S.T., at the offices of White & Case, 1155 Avenue of the Americas, New York, New York (or at such other place and/or time as may be mutually agreed upon by the parties) and shall be effective as of twelve o'clock (12:00) midnight after the close of business on the day immediately preceding the CLOSING DATE. Notwithstand-ing the foregoing, in the event the CLOSING shall not have occurred on or prior to June 30, 1994, then either party may terminate this Agreement upon prior written notice to the other party.

      8.2 WCI's Obligations. At the CLOSING, WCI shall deliver to BUYER the following:

      8.2.1  The opinion of counsel for WCI specified in Section
7.1.4.

      8.2.2  The certificates specified in Sections 7.1.1 and 7.1.5.

      8.2.3  Appropriate instruments of transfer for the REAL
PROPERTIES of BKL and any LEASEHOLDS of BKL, in form and substance satisfactory to BUYER.

      8.2.4 A Bill of Sale and General Assignment (or other appropriate instruments of transfer) for the remainder of the ACQUIRED ASSETS of BKL, in form and substance satisfactory to BUYER.

      8.2.5 To the extent required by applicable law, an Assignment of the BKL COLLECTIVE BARGAINING AGREEMENT, in form and substance satisfactory to BUYER.

      8.2.6 The unissued stock certificates, minute book and other corporate records of BK.

      8.2.7 The Transitional Services Agreement in form and in substance as set forth in Exhibit B hereto ("TRANSITIONAL SERVICES AGREEMENT"), executed by WCI.

      8.2.8 The Non-competition Agreement in form and in substance as set forth in Exhibit C hereto ("NON-COMPETITION AGREEMENT"), executed by WCI.

      8.2.9 A non-foreign person affidavit as required by Section 1445 of the CODE.

      8.2.10  The ELECTROLUX INDEMNITY AGREEMENT, executed by AB
Electrolux, together with the opinion of counsel referred to in Section
7.1.12.

      8.2.11 A certificate signed by an authorized officer of WCI to the effect that all liens (other than PERMITTED LIENS) on any of the ACQUIRED ASSETS, including any liens relating to the Revenue Bonds, have been fully released.

      8.3 BUYER'S Obligations. At the CLOSING, BUYER shall deliver to WCI the following:

      8.3.1  The opinion of counsel for BUYER specified in Section
7.2.4.

      8.3.2  The certificates specified in Sections 7.2.1 and 7.2.5.

      8.3.3 Evidence of transfer of Federal Funds or a certified or official bank check drawn on a bank satisfactory to WCI and payable to the order of WCI in the amount of the PRELIMINARY CASH PRICE as specified in
Section 2.2.

      8.3.4  The TRANSITIONAL SERVICES AGREEMENT, executed by BUYER.

      8.3.4.  The NON-COMPETITION AGREEMENT, executed by BUYER.


ARTICLE IX - MISCELLANEOUS

      9.1 Further Assurance. At any time and from time to time after the CLOSING, WCI shall, upon the request and at the expense of BUYER, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying, assuring and confirming to BUYER, or for aiding and assisting in the collection of or reducing to possession by BUYER, any of the ACQUIRED ASSETS or the SHARES.





      9.2 Expenses. Except as otherwise provided herein, WCI and BUYER each shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated herein, whether or not such transactions shall be consummated, including, without limitation, all fees of its counsel, actuaries and accountants.

      9.3 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been fully given by the parties if addressed and delivered by hand or facsimile and confirmed by certified U.S. mail, with postage prepaid, to the addresses set forth below in this Section 9.3 for the parties (or to such other addresses as may be given by written notice in accordance with this
Section 9.3).

      If to WCI, to:
      White Consolidated Industries, Inc.
      11770 Berea Road
      Cleveland, Ohio  44111
      Attn:  Legal Department
      Facsimile:  216/252-8158

      If to BUYER, to:

      Clark Equipment Company
      100 North Michigan Street
      South Bend, Indiana
      Attn:  General Counsel
      Facsimile:  (219) 239-0237

      9.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of all of the parties hereto, but shall not be assignable by either party without the prior written consent of the other, except that each of WCI and BUYER may engage in statutory mergers where it is the surviving company, and WCI may assign all or any part of its rights under this Agreement to any parent, affiliated or related company of WCI, provided that WCI shall remain primarily liable for all its obligations under this Agreement. Notwithstanding the foregoing, BUYER may at any time at or before the CLOSING designate one or more of its direct or indirect subsidiaries to acquire all or a portion of the SHARES and/or BKL ACQUIRED ASSETS or to assume all or a portion of the obligations or rights of BUYER hereunder; provided that such designation shall not relieve BUYER of any obligations expressly assumed by it hereunder.

      9.5 Bulk Sales. BUYER hereby waives compliance by WCI with the provisions of the so-called bulk sales law of any jurisdiction, if and to the extent any such law may be held to apply to the transactions contemplated hereby, and WCI shall indemnify BUYER for any claim or liability on account of noncompliance with any such bulk sales laws.

      9.6 Taxes. BUYER and WCI shall each pay one-half of any sales or other use, stamp, excise or transfer taxes (including those pertaining to the transfer of the REAL PROPERTIES) imposed by law in connection with the sales made to BUYER or its designee pursuant to this Agreement.

      9.7 Severability. If any Section, Subsection, clause or provision of this Agreement shall be unenforceable, then such Section, Subsection, clause or provision shall be deemed to be deleted from this Agreement but every other Section, Subsection, clause and provision shall continue in full force and effect.

      9.8 Complete Agreement. This Agreement, the SCHEDULE, the Exhibits hereto, the waiver dated as of the date hereof between the parties hereto, the WCI LETTER (as defined in Section 4.1.3(a)), and the other documents and certificates delivered pursuant to the terms hereof set forth the entire understanding of the parties hereto with respect to the subject matters covered hereby and thereby and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether verbal or written, by any officer, employee or representative of either party with respect to such subject matters.

      9.9 Amendment and Termination. This Agreement may not be amended or terminated verbally, but only as expressly provided herein or by an instrument in writing duly executed by the parties hereto.

      9.10 Brokers and Finders. Except as disclosed in Part 9.10 of the Schedule, WCI and BUYER each represents to the other that it has not dealt with, incurred any obligation or entered into any agreement with any person which might result in an obligation of the other party to pay a sales or brokerage commission or finder's fee in connection with the transactions dealt with and covered by this Agreement. Each party shall indemnify and hold harmless the other from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party or arising out of a breach of the foregoing representation.

      9.11 Waivers. Waiver by WCI or BUYER of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

      9.12  Survival of Representations, Warranties, Covenants, Etc.

      9.12.1 All of the representations and warranties of WCI and BUYER contained herein and in the certificates or documents delivered in connection herewith shall survive for a period of three (3) years after the CLOSING.

      9.12.2 The covenants, agreements and obligations of the parties in this Agreement and in the documents delivered in connection herewith shall survive the CLOSING.

      9.13 Applicable Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York.

      9.14 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

      9.15 Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

      9.16 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not inure to the benefit or create any right or cause of action in or on behalf of any person or entity, other than (a) the parties hereto, (b) their respective successors, assigns and designees to the extent set forth in Section 9.4, and (c) the indemnified persons described in Section 3.3.

      9.17 Affiliates. Except as otherwise expressly set forth in this Agreement, an "affiliate" of, or a person or entity "affiliated" with, a specified person or entity, shall mean a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

      9.18 Draft SCHEDULE. For purposes of Section 7.1.14 above, the parties acknowledge that by attaching the draft SCHEDULE to this Agreement, BUYER shall not be deemed to have accepted such SCHEDULE or any item identified therein, it being understood that the final SCHEDULE must be reasonably acceptable to BUYER.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers.

                          WHITE CONSOLIDATED INDUSTRIES, INC.



                          By: /s/Daniel R. Elliott
                             Title:



                          CLARK EQUIPMENT COMPANY


                          By: /s/ Bernard D. Henely
                             Title:






























                                     -43-